                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY





                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER

                                 BY AND BETWEEN

                                   AVNET, INC.

                                       AND

                             ALPHA ACQUISITION CORP.

                                       AND

                          KENT ELECTRONICS CORPORATION

                           DATED AS OF MARCH 21, 2001

                                TABLE OF CONTENTS

Agreement and Plan of Merger.............................................................................1

Recitals.................................................................................................1

Article I The Merger.....................................................................................2

    Section 1.01        The Merger.......................................................................2
    Section 1.02        Closing..........................................................................2
    Section 1.03        Effective Time...................................................................2
    Section 1.04        Articles of Incorporation........................................................2
    Section 1.05        By-Laws..........................................................................2
    Section 1.06        Officers and Directors...........................................................2
    Section 1.07        Intentionally Omitted............................................................3
    Section 1.08        Conversion of Shares.............................................................3
    Section 1.09        Surrender of Shares; Transfer Books..............................................3
    Section 1.10        Options and Warrants.............................................................6
    Section 1.11        Affiliates.......................................................................7
    Section 1.12        Closing Day Payments.............................................................7

Article II Representations And Warranties Of Company.....................................................7

    Section 2.01        Organization; Subsidiaries.......................................................7
    Section 2.02        Capitalization...................................................................8
    Section 2.03        Authority; Validity.............................................................10
    Section 2.04        No Conflict.....................................................................10
    Section 2.05        Consents........................................................................11
    Section 2.06        Financial Statements; SEC Filings...............................................11
    Section 2.07        Tax Matters.....................................................................13
    Section 2.08        Absence of Certain Changes or Events............................................14
    Section 2.09        Material Contracts; Customers and Suppliers.....................................15
    Section 2.10        Title and Related Matters.......................................................16
    Section 2.11        Employee Benefit Plans..........................................................16
    Section 2.12        Employment Agreements...........................................................19
    Section 2.13        Legal Proceedings...............................................................19
    Section 2.14        Licenses; Compliance with Law; Accuracy of Certain Information..................20
    Section 2.15        Accuracy of Proxy Statement/Prospectus..........................................20
    Section 2.16        Insurance.......................................................................20
    Section 2.17        Environmental Matters...........................................................20
    Section 2.18        Intellectual Property...........................................................21
    Section 2.19        Labor Matters...................................................................22
    Section 2.20        Related Party Transactions......................................................23
    Section 2.21        State Takeover Statutes.........................................................23
    Section 2.22        Brokers; Advisors...............................................................23
    Section 2.23        Pooling of Interest.............................................................24


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
    Section 2.24        Full Disclosure.................................................................24

Article III Representations And Warranties  Of Parent And Buyer.........................................24

    Section 3.01        Organization....................................................................24
    Section 3.02        Capitalization..................................................................24
    Section 3.03        Authority; Validity.............................................................25
    Section 3.04        No Conflict.....................................................................25
    Section 3.05        Consents........................................................................26
    Section 3.06        Legal Proceedings...............................................................26
    Section 3.07        Financial Statements, SEC Filings...............................................26
    Section 3.08        No Material Adverse Effect......................................................27
    Section 3.09        Accuracy of Proxy Statement/Prospectus..........................................27
    Section 3.10        Reorganization..................................................................28
    Section 3.11        No Brokers or Finders...........................................................28
    Section 3.12        Full Disclosure.................................................................28
    Section 3.13        Compliance with Law.............................................................28
    Section 3.14        Taxes...........................................................................28
    Section 3.15        Employee Benefits...............................................................29
    Section 3.16        Environmental Matters...........................................................29

Article IV Covenants....................................................................................29

    Section 4.01        Access and Information..........................................................29
    Section 4.02        Governmental Filings............................................................30
    Section 4.03        Consents and Approvals..........................................................30
    Section 4.04        Meetings of Shareholders; Securities Filings....................................31
    Section 4.05        Conduct of Company Business.....................................................32
    Section 4.06        Conduct of Parent Business......................................................34
    Section 4.07        Publicity.......................................................................34
    Section 4.08        Notification of Defaults and Adverse Events.....................................34
    Section 4.09        Satisfy Conditions to Closing...................................................35
    Section 4.10        Anti-takeover Statutes..........................................................35
    Section 4.11        Indemnification; Insurance......................................................35
    Section 4.12        Employee Benefits...............................................................36
    Section 4.13        No Solicitation.................................................................37
    Section 4.14        Rights Agreement................................................................38
    Section 4.15        Option Vesting..................................................................38
    Section 4.16        Special Earnings Announcement...................................................38
    Section 4.17        Reorganization..................................................................38

Article V Conditions....................................................................................38

    Section 5.01        Conditions to Obligations of Company, Parent and Buyer..........................38
    Section 5.02        Conditions to Obligations of Parent and Buyer...................................39
    Section 5.03        Conditions to Obligations of Company............................................40

Article VI Termination, Amendment and Waiver............................................................41

    Section 6.01        Termination and Abandonment.....................................................41

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
    Section 6.02        Effect of Termination and Termination Fee.......................................42
    Section 6.03        Amendment.......................................................................44
    Section 6.04        Extension; Waiver...............................................................44

Article VII Miscellaneous...............................................................................44

    Section 7.01        Termination of Representations and Warranties...................................44
    Section 7.02        Expenses........................................................................44
    Section 7.03        Notices.........................................................................44
    Section 7.04        Further Assurances..............................................................45
    Section 7.05        Specific Performance............................................................45
    Section 7.06        Assignability...................................................................46
    Section 7.07        Governing Law...................................................................46
    Section 7.08        Interpretation..................................................................46
    Section 7.09        Counterparts....................................................................46
    Section 7.10        Integration.....................................................................46
    Section 7.11        Survival........................................................................46

Article VIII Definitions................................................................................46

    Section 8.01        Definitions.....................................................................46

                                     ANNEXES

     Annex A              Inducement Agreement
     Annex B              Option Agreement
     Annex C              Affiliate Letter

                                    SCHEDULES

      Schedule 1.12       Closing Date Payments

      Schedule 2.01(a)    Organization; Subsidiaries

      Schedule 2.01(b)    Capitalization of Company and Company's Subsidiaries

      Schedule 2.02       Options

      Schedule 2.04       No Conflicts

      Schedule 2.05       Company Required Consents

      Schedule 2.06       Financial Statements

      Schedule 2.08       Certain Events

      Schedule 2.09       Material Contracts; Customers and Suppliers

      Schedule 2.10       Certain Property or Assets

      Schedule 2.11(a)    Company Employee Benefit Plans

      Schedule 2.11(b)    Certain Company Benefit Plan Operations

      Schedule 2.11(d)    Certain Company Benefit Plan Contributions

      Schedule 2.11(e)    Certain Company Benefit Plan Matters

      Schedule 2.11(i)    Certain Company Benefits

      Schedule 2.12       Employment Agreements

      Schedule 2.13       Legal Proceedings

      Schedule 2.14       Compliance with Law

      Schedule 2.16       Company Insurance Policies

      Schedule 2.17       Certain Environmental Matters

      Schedule 2.18       Intellectual Property

      Schedule 2.20       Related Party Transactions

      Schedule 2.22       Brokers; Advisors

      Schedule 3.04       Parent Required Consents

      Schedule 4.05       Conduct of Company Business

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT and PLAN OF MERGER (this "AGREEMENT") is entered into as of March 21, 2001 by and between Avnet, Inc., a New York corporation ("PARENT"), Alpha Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent ("BUYER"), and Kent Electronics Corporation, a Texas corporation ("COMPANY").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Parent, Buyer and Company have each approved the acquisition of Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, to induce Parent and Buyer to enter into this Agreement, (i) certain beneficial and record holders of capital stock of Company are entering into an Inducement Agreement (the "INDUCEMENT AGREEMENT") with Parent, the form of which is attached hereto as Annex A to this Agreement, pursuant to which, among other things, such record holders have granted to Parent an irrevocable proxy to vote their capital stock of Company in favor of the transactions contemplated by this Agreement, (ii) Larry D. Olson and Mark A. Zerbe have each executed and delivered an employment agreement with Parent, effective as of the Effective Time, in form and substance acceptable to Parent, and (iii) Company is entering into an Option Agreement (the "OPTION AGREEMENT") granting Parent the right to acquire up to 2,863,474 shares of common stock, without par value, of Company ("COMPANY COMMON STOCK") upon the terms and conditions set forth therein, in the form of Annex B to this Agreement;

     WHEREAS, Parent, Buyer and Company intend the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

     WHEREAS, Parent, Buyer and Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and prescribe various conditions to the Merger; and

     WHEREAS, capitalized terms used herein but not otherwise defined where referenced shall have the meanings ascribed to such terms in Article VIII hereof.

     NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Buyer will be merged with and into Company and the separate corporate existence of Buyer will thereupon cease (the "MERGER"). Company will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and will continue to be governed by the laws of the State of Texas. The separate corporate existence of Company with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger and Company will succeed to all of the rights and properties of Buyer and will be subject to all of the debts and liabilities of Buyer.

     SECTION 1.02 Closing. The closing of the transactions contemplated hereby (the "CLOSING") will take place (i) at the primary offices of Carter, Ledyard & Milburn at 10:00 A.M., New York time on the second business day after the day on which the last of the conditions set forth in ARTICLE V is fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the parties hereto may agree (the date of the Closing, the "CLOSING DATE").

     SECTION 1.03 Effective Time. Subject to the provisions of this Agreement and provided that this Agreement has not been terminated or abandoned pursuant to ARTICLE VI, articles of merger (the "ARTICLES OF MERGER") shall be duly prepared, executed and acknowledged by Company and thereafter delivered to the Secretary of State of Texas for filing in accordance with Section 5.04 of the Texas Business Corporation Act (the "TBCA"), on or as soon as practicable after the Closing Date. The Merger will become effective immediately upon the issuance of a certificate of merger by the Secretary of State of Texas pursuant to
Section 5.05 of the TBCA (or, if the Articles of Merger provide for a subsequent time for effectiveness, at the time thereafter so provided in the Articles of Merger, as provided in Section 10.03 of the TBCA); the time of such effectiveness is hereinafter referred to as the "EFFECTIVE TIME"; and the date of such effectiveness is hereinafter referred to as the "EFFECTIVE DATE."

     SECTION 1.04 Articles of Incorporation. The Articles of Incorporation of Company in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time until duly amended in accordance with the terms thereof and the applicable provisions of the TBCA.

     SECTION 1.05 By-Laws. The By-Laws of Company in effect immediately prior to the Effective Time will be the By-Laws of the Surviving Corporation at and after the Effective Time until duly amended in accordance with the terms thereof and the applicable provisions of the TBCA.

     SECTION 1.06 Officers and Directors. The persons serving as directors of Buyer immediately prior to the Effective Time shall continue as the directors of the Surviving


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
Corporation at and after the Effective Time, and the individuals specified by Parent in writing prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

     SECTION 1.07 Intentionally Omitted.

     SECTION 1.08 Conversion of Shares. Except as otherwise provided herein, at the Effective Time:

          (a) Each share of Company Common Stock ("COMPANY SHARES") issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to this Section 1.08) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive
0.87 of a fully paid and nonassessable share ("CONVERSION RATIO") of Common Stock of Parent, par value $1.00 per share ("PARENT Stock"); provided, however, that if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, the securities to be received by the shareholders of the Company shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) Each Company Common Share held immediately prior to the Effective Time by Company, Parent or Buyer or any of their wholly-owned subsidiaries (other than shares held in trust or otherwise in a representative capacity) (the "CANCELED SHARES") shall be retired automatically, and no consideration shall be payable with respect thereto.

          (c) Each share of common stock of Buyer, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, without par value, of the Surviving Corporation.

     SECTION 1.09 Surrender of Shares; Transfer Books.

          (a) Exchange Agent. Before the mailing of the Proxy Statement/Prospectus, Parent will appoint a bank or trust company to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration. Parent will furnish the Exchange Agent forthwith upon the Effective Time with cash (to the extent required by Section 1.09(e)) and certificates representing such number of shares of Parent Stock as the Exchange Agent shall require in order to transmit the Merger Consideration to shareholders surrendering certificates that immediately prior to the Effective Time represented Company Shares in accordance with paragraph (b) of this Section 1.09


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
          (b) Exchange Procedures for Shares of Company Common Stock. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to transmit to each holder of record of a certificate that immediately prior to the Effective Time represented Company Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration. Each holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented Company Shares shall, upon surrender to the Exchange Agent of such certificate or certificates in accordance with such letter of transmittal, duly executed, and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Parent Stock, if any, to be received by the holder thereof pursuant to this Agreement and the cash, if any, payable in lieu of any fractional shares. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of the Surviving Corporation or its transfer agent of Company Shares which have been converted pursuant to this Agreement into the right to receive the Merger Consideration, and if certificates immediately prior to the Effective Time represented Company Shares are presented to the Surviving Corporation for transfer, they will be canceled against delivery of certificates for Parent Stock (and cash to the extent required by Section 1.09(e)). If any certificate for such Parent Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate that formerly represented Company Shares surrendered for exchange is registered, it will be a condition of such exchange that the certificate so surrendered will be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange will pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 1.09(b), each certificate that formerly represented Company Shares which have been converted into the right to receive the Merger Consideration will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section
1.08 and Section 1.09(e). No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Stock.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate that formerly represented Company Shares with respect to the shares of Parent Stock to be received in respect thereof and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 1.09(e) until the surrender of such certificate in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such


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
certificate, there will be paid to the holder of the certificate representing whole shares of Parent Stock issued in connection herewith, without interest,
(i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to
Section 1.09(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but before such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Stock.

          (d) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of certificates that formerly represented Company Shares in accordance with the terms of this Article I will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Company Shares represented by such certificates.

          (e) No Fractional Shares; Exchange Agent.

               (i) No Fractional Shares. No fractional shares of Parent Stock and no certificates or scrip representing fractional shares of Parent Stock will be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation after the Merger.

               (ii) Cash Payment in Lieu of Fractional Shares. Each record holder of Company Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Stock (after taking into account all Company Shares held by such holder) will be entitled to receive, in lieu thereof upon surrender of the certificates that immediately prior to the Effective Time represented Company Shares, a cash payment (without interest) in lieu of such fractional share in an amount equal to the product of such fraction multiplied by $25.84.

               (iii) Termination of Exchange Agent's Duties. Any holders of certificates that immediately prior to the Effective Time represented Company Shares who have not complied with this Article I within six months after the Effective Time will thereafter look only to Parent for payment of the Merger Consideration.

               (iv) No Liability. None of Parent, Buyer, Company or the Exchange Agent will be liable to any person in respect of any shares of Parent Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates that immediately prior to the Effective Time represented Company Shares have not been surrendered before such date on which any shares of Parent Stock, any cash in lieu of fractional shares of Parent Stock, or any dividends or distributions with respect to shares of Parent Stock in respect of such certificate would otherwise escheat to or become the property of any governmental entity, any such shares, cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     SECTION 1.10 Options and Warrants. (a) Prior to the Effective Time, the Board of Directors of Company and the Board of Directors of Parent (or, if appropriate, respective committees thereof) shall adopt appropriate resolutions and take such action as may be required, under the Option Plans (as defined in Section 2.02) such that, at the Effective Time,

               (i) each Option Plan shall continue in existence and each Option (as defined in Section 2.02) under each such Option Plan, whether or not then exercisable, shall be assumed by Parent and converted into an option ("ASSUMED OPTION") to acquire on the same terms and conditions as were applicable under the Option, shares of Parent Stock; provided, that (A)the number of shares of Parent Stock subject to such Assumed Option under such Option Plan shall be determined by multiplying the number of shares of Company Common Stock subject to such Option by the Conversion Ratio (with such share number rounded down to the nearest whole number), and (B) the exercise price of each such Assumed Option shall be determined by dividing the exercise price of the Option by the Conversion Ratio (with such exercise price rounded up to the nearest penny); provided further, however, that, in the case of any Option to which Code Section 421 applies by reason of its qualification under any of Code Sections 422-424, the option exercise price, the number of shares that may be acquired pursuant to such option and the terms and conditions of exercise of such Option shall be determined to comply with Code Section 425(a), and

               (ii) each Warrant (as defined in Section 2.02), whether or not then exercisable, will be converted into a right to acquire shares of Parent Stock, subject to terms and conditions materially equivalent, in the reasonable judgment of the Board of Directors of Parent, to the terms and conditions set out in such Warrant; provided, that (iii) the number of shares of Parent Stock subject to such right shall be determined by multiplying the number of shares of Company Common Stock subject to such Warrant by the Conversion Ratio (with such share number rounded down to the nearest whole number); and (iv) the exercise price of such right shall be determined by dividing the exercise price of such Warrant by the Conversion Ratio.

          (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Stock for delivery upon exercise of the Assumed Options. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) or a post-effective amendment to the Registration Statement, with respect to the shares of Parent Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as any Assumed Options remain outstanding


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
     SECTION 1.11 Affiliates. Certificates representing Parent Stock issued to any director or executive officer of Company or any other Person deemed by Company to be an "AFFILIATE," for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), of Company ("COMPANY AFFILIATES") will bear an appropriate restrictive legend. On or prior to the Closing Date, Company will deliver to Parent a list certified by an appropriate executive officer of Company of all persons who are then Company Affiliates. Company will promptly amend or supplement this list as changes occur. Company will cause each person named in any such list, amendment or supplement to deliver promptly to Parent a letter substantially in the form of ANNEX C to this Agreement.

     SECTION 1.12 Closing Day Payments. On the Closing Date and without the further consent of Parent or Buyer (provided, however, with respect to all payments which are disclosed in the Disclosure Schedule as estimated payments, only after reasonable consultation with Parent concerning the actual payment amounts), Company shall be entitled to make any payment to employees, advisors or other parties which are conditioned in whole or in part on the consummation of the transactions contemplated hereby, to the extent and only to the extent such persons and such payments are specifically disclosed in Section 1.12 of the Disclosure Schedule.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company makes the representations and warranties set forth in this Article II to Parent and Buyer. All representations and warranties of Company set forth in this Article II are made subject to the exceptions which are noted in the schedules delivered by Company to Parent and Buyer concurrently herewith and identified by the parties as the "Disclosure Schedule". The Disclosure Schedule has been delivered by Company to Parent and Buyer on the date hereof, and the Disclosure Schedule has been reviewed and accepted by Parent and Buyer. Each exception noted in the Disclosure Schedule is numbered to correspond to the applicable Section of this Article II or other Article to which such exception refers; provided, however, that all exceptions set forth in the Disclosure Schedule shall be deemed to be disclosed not only in connection with the representation and warranty specifically referenced on a specified section of the Disclosure Schedule, but for all purposes relating to each of the other representations and warranties of Company set forth in this Article II so long as the relevance of such disclosure to such other representation or warranty is reasonably apparent from the terms of such disclosure without investigation by Parent or Buyer.

     SECTION 2.01 Organization; Subsidiaries

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and, except as disclosed in
Section 2.01 of the Disclosure Schedule, each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation qualified to do business in each jurisdiction where the properties owned, leased or operated, or the business conducted by it requires such qualification, except for such failure to so qualify or to be in such good standing which is not reasonably likely to have a Company Material Adverse Effect. Company and its Subsidiaries have the requisite power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted.

          (b) Section 2.01 of the Disclosure Schedule lists all Subsidiaries of Company and correctly sets forth the capitalization of each such Subsidiary, the jurisdiction in which Company and each such Subsidiary is organized or formed and each jurisdiction in which Company and each such Subsidiary is qualified or licensed to do business as a foreign corporation. As used in this Agreement, the term "SUBSIDIARY" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (a) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Section 2.01 of the Disclosure Schedule correctly lists the current directors and officers of Company and of each of its Subsidiaries. True, correct and complete copies of the respective charter documents and by-laws of Company and each of its Subsidiaries as in effect on the date hereof have been made available to Buyer.

          (c) All outstanding securities or other ownership interests in each of the Subsidiaries listed on Section 2.01 of the Disclosure Schedule, except as disclosed on Section 2.01 of the Disclosure Schedule, are owned of record and beneficially by Company or another of Company's wholly-owned Subsidiaries, subject to no lien, claim, charge or encumbrance, and have been duly authorized and are validly issued, fully paid and nonassessable. Company does not directly or indirectly own or hold any interest in any corporation, association or business entity other than those listed on Section 2.01 of the Disclosure Schedule. There are no irrevocable proxies, voting agreements, or voting trusts with respect to any of the securities or other ownership interests of the Subsidiaries and no restrictions on Company to vote any of the stock or other securities of any of the Subsidiaries.

     SECTION 2.02 Capitalization.

          (a) The authorized capital stock of Company consists of (i) 60,000,000 shares of Company Common Stock; and (ii) 2,000,000 shares of Preferred Stock, par value $1.00 per share, which shares have been designated as Series A Preferred Stock (the "PREFERRED STOCK"). As of February 12, 2001 (a) 28,634,737 shares of Company Common Stock were issued and outstanding, (b) no shares of Preferred Stock were issued and outstanding, and (c) as of December 30, 2000:
26,500 shares of Company Common Stock were reserved for issuance pursuant to Company's Amended and Restated 1987

Stock Option Plan, as amended, under which options to purchase 26,500 shares of Company Common Stock were outstanding; 53,250 shares of Company Common Stock were reserved for issuance pursuant to Company's 1991 Non-Employee Director Stock Option Plan, as amended, under which options to purchase 53,250 shares of Company Common Stock were outstanding; 200,000 shares of Company Common Stock were reserved for issuance pursuant to Company's Amended and Restated 1996 Non-Employee Director Stock Option Plan, under which options to purchase 147,500 shares of Company Common Stock were outstanding; 677,500 shares of Company Common Stock were reserved for issuance pursuant to Company's Amended and Restated 1998 Stock Option Plan, under which options to purchase 587,090 shares of Company Common Stock were outstanding; 746,100 shares of Company Common Stock were reserved for issuance pursuant to Company's 1999 Stock Option Plan, under which options to purchase 334,200 shares of Company Common Stock were outstanding; 1,158,971 shares of Company Common Stock were reserved for issuance pursuant to Company's 1996 Employee Incentive Plan, under which options to purchase 1,093,524 shares of Company Common Stock were outstanding; and 182,500 shares of Company Common Stock were reserved for issuance pursuant to the stock option plans set forth and described individually in Section 2.02 of the Disclosure Schedule (collectively the foregoing plans are referred to as the "OPTION PLANS", and options issued thereunder are referred to as "Options"). All the outstanding shares of Company's capital stock are, and all of Company Common Stock shares that may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive or other similar rights. Section 2.02 of the Disclosure Schedule sets forth a complete and correct list of the Options as of December 30, 2000, including for each the name of the Option holder, the date of grant, the expiration date, the plan under which the Option (or any portion thereof) was granted, and the number of shares subject to such Option. Since December 30, 2000, Company has granted no Options except Options granted in the ordinary course of business on terms and in quantities consistent with past practice. As of the date hereof, there is outstanding $207,000,000 in aggregate principal amount of Company's 4.5% Convertible Subordinated Notes due 2004 (the "CONVERTIBLE NOTES") issued by Company pursuant to the Indenture with Texas Commerce Bank National Association, as Trustee, dated as of September 23, 1997. Except for the Convertible Notes and except as contemplated by Company's Rights Agreement dated October 21, 1999 between Company and ChaseMellon Shareholder Services, L.L.C. Rights Agent, as amended by an Amendment dated the date hereof (the "RIGHTS AGREEMENT"), there are no bonds, debentures, notes or other instruments or evidences of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Company or any of its Subsidiaries may vote ("VOTING DEBT") issued and outstanding. Except as disclosed in Section 2.02 of the Disclosure Schedule, there are no existing options, warrants, calls, rights (including preemptive rights), subscriptions or other rights, agreements, arrangements or commitments of any character, obligating Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, Company or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such shares,

Voting Debt, or equity interests, or obligating Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, subscription or other right, agreement, arrangement or commitment, and
(iii) there are no outstanding contractual or other obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of any Subsidiary or affiliate of Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except for the Inducement Agreement, there are not as of the date hereof and there will not be at any time on or prior to the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Company or any of the Subsidiaries is a party or by which any of them is bound relating to the voting of any shares of the capital stock of Company or any agreements, arrangements, or other understandings to which Company or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of Company from or the casting of votes by, the shareholders of Company with respect to the Merger. There is no liability for any dividends or other distributions declared or accumulated but unpaid with respect to any capital stock of Company.

          (b) All the outstanding shares of Company's capital stock are, and all shares of Company Common Stock that may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive or other similar rights

     SECTION 2.03 Authority; Validity. Company has full power and authority, corporate or otherwise, to execute and deliver this Agreement and, subject to approval of this Agreement by the shareholders of Company in accordance with the applicable provisions of the TBCA (the "COMPANY SHAREHOLDERS' APPROVAL"), to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company's Board of Directors. Company's Board of Directors has directed that this Agreement and the transactions contemplated hereby be submitted to Company's shareholders for consideration at a meeting of such shareholders and, except for the Company Shareholders' Approval, no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Upon execution and delivery hereof (assuming that this Agreement is the legal, valid and binding obligation of Parent and Buyer), this Agreement will constitute the valid and binding obligation of Company enforceable against Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally and equitable principles.

     SECTION 2.04 No Conflict. Except as disclosed in Section 2.04 of the Disclosure Schedule, and except for the HSR Act, none of Company nor any of its Subsidiaries nor any of their respective assets is subject to or obligated under any charter, bylaw, Contract, or other instrument or any permit, or subject to any Law, which would be defaulted, breached, terminated, forfeited or violated by or in conflict with (or upon the failure to give notice or the lapse of time, or both, would result in a default, breach, termination, forfeiture or conflict with) Company's execution, delivery and performance of this Agreement, the Inducement Agreement and the Option Agreement, and the transactions contemplated hereby and thereby, except where such event or occurrence (i) as of the date hereof is not reasonably likely to result in losses, liabilities, costs or expenses, damage or decline in value to the business, condition or properties of Company's Business (collectively, "COMPANY LOSSES") that, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect, or (ii) between the date hereof and the Closing Date would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Except as disclosed in Section 2.04 of the Disclosure Schedule and except for compliance with the HSR Act, Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the creation of any lien, pledge, security interest or other encumbrance on the assets of Company or any of its Subsidiaries or result in any change in the rights or obligations of any party under, or the acceleration of (with or without the giving of notice or the lapse of time), any provision of any Material Contract of Company or any of its Subsidiaries or any change in the rights or obligations of Company or any of its Subsidiaries under any Law to which Company or any of its Subsidiaries is subject except where such encumbrance or change or acceleration would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

     SECTION 2.05 Consents. Except as disclosed in Section 2.05 of the Disclosure Schedule, and other than (i) the issuance of a certificate of Merger by the Texas Secretary of State, as provided in Section 1.03, (ii) such consents (including the Company Shareholders' Approval), orders, approvals, authorizations, registrations, declarations and filings as may be required under the TBCA, applicable state securities laws and the securities laws of any foreign country, (iii) such actions of the Department of Justice and the Federal Trade Commission as may be required under the HSR Act with respect to the Merger and (iv) such other consents, orders, approvals, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, and that would not impair, prohibit or prevent the consummation of the transactions contemplated hereby, no consent of any Person not a party to this Agreement, or consent of or filing with (including any waiting period) any Governmental Entity is required to be obtained or performed on the part of Company to permit the Merger and the other transactions contemplated hereby.

     SECTION 2.06 Financial Statements; SEC Filings.

          (a) Company has delivered or made available copies of the following financial statements to Buyer: (i) the consolidated balance sheet of Company as of April 1, 2000 and the consolidated statements of earnings, shareholders' equity and cash flows for the fiscal years ended April 1, 2000 and April 3, 1999, in each case including the notes thereto and the related report of Grant Thornton LLP, independent certified public accountants, and (ii) the unaudited consolidated balance sheet of Company as of December 30, 2000, and the unaudited consolidated statements of earnings and cash flows for the thirty-nine week periods ended December 30, 2000 and January 1, 2000, in each case including any notes thereto.

          (b) All financial statements described in Section 2.06(a) are in accordance with the books and records of Company and have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as may be indicated on the notes thereto, or in the case of the unaudited statements, as permitted by Form 10-Q). All consolidated balance sheets included in such financial statements present fairly in all material respects the consolidated financial position of Company as of the dates thereof (subject, in the case of the unaudited statements, to customary reclassification or year-end adjustments). Except as and to the extent reflected or reserved against in such consolidated balance sheets (including the notes thereto) as of April 1, 2000, Company did not have any liabilities or obligations (absolute or contingent) of a nature required by GAAP to be reflected in a consolidated balance sheet as of such date. All consolidated statements of income present fairly in all material respects the consolidated results of operations of Company for the periods indicated (subject, in the case of the unaudited statements, to customary reclassification or year-end adjustments).

          (c) All trade accounts receivable appearing on Company's consolidated balance sheets as of December 30, 2000 and as of April 1, 2000 arose from bona fide, arms-length transactions for the sale of goods or performance of services, and represent valid obligations arising from sales actually made in the ordinary course of business consistent with past practice and are current and collectible in the amounts appearing thereon, net of any allowances for bad debts and customer returns. As of December 30, 2000, Company was in possession of inventory having an aggregate value as reflected on such consolidated balance sheet as of such date. All allowances and reserves reflected in such consolidated balance sheet have been determined in accordance with GAAP. Since April 1, 2000, Company has not made any changes in the accounting principles it has followed theretofore in preparing its consolidated financial statements, and all transactions have been recorded in Company's accounting records substantially in the same manner as theretofore recorded.

          (d) Company has timely filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act, the Exchange Act and the respective rules and regulations of the SEC thereunder which were required to be filed after January 1, 2000 (such forms, statements, reports and documents are collectively referred to as the "COMPANY SEC Filings"). Company "meets the requirements for use of Form S-3" within the meaning of General Instruction C.1.a. to Form S-4 under the Securities Act.

          (e) As of their respective dates, (i) each of Company's past Company SEC Filings was, and each of its future Company SEC Filings will be, prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act; and (ii) none of its past Company SEC Filings did, and none of its future

Company SEC Filings will, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Except as disclosed in Section 2.06(f) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is obligated to make earnout payments or other similar payments of cash or securities arising from completed acquisitions of businesses by Company and its Subsidiaries to the former owners of such businesses.

     SECTION 2.07 Tax Matters.

          (a) Except as disclosed in Section 2.07 of the Disclosure Schedule, Company and each of its Subsidiaries have filed all Tax Returns required to be filed by them, except where failures to file such Tax Returns would not, individually or in the aggregate, have a Company Material Adverse Effect, and all such Tax Returns are complete and accurate in all material respects. Company and each of its Subsidiaries have paid (or Company has paid on their behalf) all Taxes, whether or not shown as due on such Tax Returns. The most recent financial statements referred to in Section 2.06 reflect an adequate reserve for all Taxes payable by Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements and no liabilities for Taxes have been incurred by Company or any of its Subsidiaries subsequent to such date other than in the ordinary course of its business.

          (b) No action, suit, investigation, audit, claim, assessment or adjustment is pending or, to the Company's knowledge, proposed or threatened with respect to a material amount of Taxes of Company or any of its Subsidiaries.

          (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material amount of Taxes and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

          (d) Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to a material amount of Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), and none of Company or any Subsidiary has been a member of any group of corporations filing federal, state, local or foreign Tax Returns on a combined or consolidated basis other than each such group of which it is currently a member.

          (e) Neither Company nor any of its Subsidiaries shall be required to include in a taxable period ending after the Effective Time a material amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting.

          (f) All material amounts of Taxes which Company or any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued.

          (g) Neither Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(2) of the Code) owned by Company or any of its Subsidiaries.

          (h) Except as disclosed in Section 2.07 of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement (including this Agreement and any ancillary agreements) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or that would not be deductible pursuant to the terms of Section 162(m) of the Code.

          (i) Neither Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (j) Neither Company nor any of its Subsidiaries has agreed, or is otherwise required, to make any adjustments pursuant to Code Section 481(a) or any similar provision of state, local or foreign law, or has any application pending with any taxing authority requesting permission for a change in accounting methods.

          (k) Except as disclosed in Section 2.07 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested or been granted an extension of time for filing any Tax Return that has not yet been filed.

          (l) To the Company's knowledge, Company and its Subsidiaries have not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 2.08 Absence of Certain Changes or Events. Except as disclosed in
Section 2.08 of the Disclosure Schedule (or disclosed in the Company SEC Filings), since April 1, 2000, there has not been (a) any event which has resulted in, or is likely to result in, a Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of the capital stock of Company, or any redemption or other acquisition of such stock by Company; (c) any increase in the compensation payable or to become payable by Company to its officers or key employees, except those occurring in the ordinary course of business or pursuant to existing contractual obligations (to the extent such contracts and such contractual obligations are specifically disclosed in Section 2.08 of the Disclosure Schedule), or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees; or (d) any labor dispute, other than routine matters, none of which is material to Company's Business.

     SECTION 2.09 Material Contracts; Customers and Suppliers. Section 2.09 of the Disclosure Schedule lists each of the Contracts to which Company or any of its Subsidiaries is a party or to which Company, any of its Subsidiaries or any of their respective properties is subject or by which any thereof is bound as of the date hereof other than purchase orders received by the Company or its Subsidiaries in the ordinary course of business requiring the performance of services or delivery of goods by the Company or purchase orders entered into by the Company or its Subsidiaries in the ordinary course of business for the purchase of services or goods by the Company, (i) that would be required by Item 601(b)(4) or 601(b)(10) of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K, (ii) that relates to MIS (data processing) equipment or other capital equipment in the amount of $500,000 or more, unless terminable by the Company on sixty (60) or fewer days notice at no cost to the Company,
(iii) that involves payments of $1,000,000 or more and contains any provision prohibiting or limiting assignment thereof that would be applicable to the transactions contemplated by this Agreement or allowing termination or the change of any term or provision thereof, or the making of any payment by the Company, in the event of any change in control or merger of Company or any of its Subsidiaries, or (iv) pursuant to which Company or any of its Subsidiaries has the right to borrow money or obtain any financial accommodation (each a "MATERIAL CONTRACT") except for those Contracts listed as exhibits to Company's Annual Report on Form 10-K for the fiscal year ending April 1, 2000 or disclosed in Company SEC Filings since April 1, 2000. Except as disclosed in Section 2.09 of the Disclosure Schedule, no breach or default, alleged breach or default or event which would (with the passage of time, notice or both) constitute a breach or default under any such Material Contract by Company or any of its Subsidiaries, as the case may be, or, to Company's knowledge, any other party or obligor with respect thereto, has occurred, except where such breaches or defaults, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. To Company's knowledge, no party to any Material Contract intends to cancel, withdraw, modify or amend such Material Contract. Section 2.09 of the Disclosure Schedule also lists the ten (10) largest customers of each of the Company's Datacomm and Components divisions during the period from April 1, 2000 through February 24, 2001 ("PRINCIPLE CUSTOMERS"), and the ten (10) largest suppliers to the Company during the period from April 1, 2000 through February 24, 2001 ("PRINCIPAL SUPPLIERS"). Except as disclosed in Section 2.09 of the Disclosure Schedule, to the knowledge of Company, no (i) Principal Customer, (ii) Principal Supplier, (iii) customer to whom Company sold products in an amount in excess of $500,000 during the calendar year ended December 31, 2000, or (iv) supplier for whom Company sold products in an amount in excess of $1,000,000 during the calendar year ended December 31, 2000 has advised Company that it intends to terminate its relationship with Company as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 2.09 of the Disclosure Schedule, neither Company nor any of its affiliates is a party to, or in negotiations for the purpose of entering into, any agreement to acquire a majority of the voting securities of, or substantially all of the assets of, any Person or any business division of any Person.

     SECTION 2.10 Title and Related Matters. Section 2.10 of the Disclosure Schedule sets forth a list of parcels of real property owned or leased by Company or any of its Subsidiaries, including all sales and distribution facilities and all corporate support and distribution centers. Except as disclosed in Section 2.10 of the Disclosure Schedule, Company has good and indefeasible title to all of its properties, interests in properties and assets, real and personal, reflected in Company's December 30, 2000 consolidated balance sheet or acquired after December 30, 2000 or necessary to conduct its business as now conducted (except properties, interests on properties and assets sold or otherwise disposed of since December 30, 2000 in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) liens for current taxes not yet due and payable, (b) liens for mechanics', carriers', workmens', repairmens', landlord, statutory or common law liens either not delinquent or being contested in good faith, (c) such imperfections of title, liens, restrictions, variances and easements as do not materially detract from the value of or interfere with the value or the present or presently contemplated future use of the properties subject thereto or affected thereby, or otherwise materially impair the present or presently contemplated future business operations at such properties and (d) liens securing debt which is reflected on Company's December 30, 2000 consolidated balance sheet. The plants and equipment of Company that are necessary to the operation of Company's Business are in good operating condition and repair (subject to normal wear and tear). All properties material to the operations of Company are reflected in Company's December 30, 2000 consolidated balance sheet to the extent GAAP requires the same to be reflected.

     SECTION 2.11 Employee Benefit Plans.

          (a) SECTION 2.11(a) of the Disclosure Schedule lists all employee benefit and compensation plans, programs, policies, agreements and commitments (other than oral employment agreements that are terminable at will by the employer without additional cost) covering any employee or former employee, or the beneficiary of either, of Company or any entity which would be aggregated at any relevant time with Company pursuant to Section 414(b), (c), (m), or (o) of the Code (referred to herein as a "COMPANY ERISA AFFILIATE"), providing benefits in the nature of pension, profit sharing, deferred compensation, retirement, severance, bonus, incentive compensation, stock option, stock bonus, stock purchase, health, medical, life, disability, sick leave, vacation, or other welfare or fringe benefits, including, without limitation, all employee benefit plans (as defined in Section 3(3) of ERISA (referred to herein as the "COMPANY ERISA PLANS"), and fringe benefit plans (as defined in Code Section 6039D) (together with Company ERISA Plans referred to herein as the "COMPANY BENEFIT PLANS"). Except as disclosed in Section 2.11(a) of the Disclosure Schedule, neither Company nor any Company ERISA Affiliate has ever contributed to, or been obligated to contribute to, (i) a multiemployer plan (as defined in Section 3(37) of ERISA) or (ii) a Company Benefit Plan subject to Title IV of ERISA.

          (b) Except as disclosed in Section 2.11(b) of the Disclosure Schedule, each Company Benefit Plan is currently, and has been in the past, operated and administered in all material respects in compliance with its (i) terms and (ii) the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where noncompliance would not have a Company Material Adverse Effect. Each Company Benefit Plan which is, or was, intended to qualify under Code Section 401(a) (referred to herein as a "QUALIFIED PLAN") is, or was, so qualified and either (i) has been determined by the IRS to be so qualified by the issuance of a favorable determination letter a copy of which has been furnished to Parent, which remains in effect as of the date hereof and, to Company's knowledge, nothing has occurred since the date of such letter to cause such letter to be no longer valid, or (ii) is within the "REMEDIAL AMENDMENT PERIOD" as defined in Code Section 401(b) and the regulations thereunder. Except as disclosed in Section 2.11(b) of the Disclosure Schedule, all reports, notices and other documents required to be filed with any Governmental Entity or furnished to employees or participants with respect to the Company Benefit Plans have been timely filed or furnished. With respect to the most recent Form 5500 regarding each funded Company Benefit Plan, benefit liabilities do not exceed assets, and no adverse change has occurred with respect to the financial materials covered thereby since the last Form 5500.

          (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "SINGLE-EMPLOYER PLAN", within the meaning of Section 4001(a)(15) of ERISA, currently or previously maintained by any of them, or the single-employer plan of any Company ERISA Affiliate. Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "REPORTABLE EVENT" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Company ERISA Plan or by any Company ERISA Affiliate within the 12-month period ending on the date hereof.

          (d) Except as disclosed in Section 2.11(d) of the Disclosure Schedule, all contributions required to be paid on or prior to the date hereof to or with respect to any Company Benefit Plan by its terms or applicable law have been paid in full and proper form. Neither any Company ERISA Plan nor any single-employer plan of a Company ERISA Affiliate has an "ACCUMULATED FUNDING DEFICIENCY" (whether or not waived) within the meaning of Code Section 412 or
Section 302 of ERISA and no Company ERISA Affiliate has an outstanding funding waiver. Neither Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company ERISA Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Code Section 401(a)(29). Neither Company nor any of its Subsidiaries has any liability for contributions under ERISA
Section 302(c)(ii).

          (e) Except as disclosed in Section 2.11(e) of the Disclosure Schedule, the transactions contemplated by this Agreement do not (i) constitute or result in a severance or termination of employment under any Company Benefit Plan for which severance or termination benefits may be payable with respect to any employee covered thereby, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Benefit Plan or compensation to any employee of Company, (iii) result in any payments (including parachute payments) or funding (through grants or otherwise) of compensation or benefits under any Company Benefit Plan or Law or result in any obligation or liability of Company to any employee of Company or any Company ERISA Affiliate, and except as disclosed in Section 2.11(e) of the Disclosure Schedule the value of benefits under any Company Benefit Plan will in no event be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f) Neither Company nor any Company ERISA Affiliate, nor to Company's knowledge any other "DISQUALIFIED PERSON" or "PARTY IN INTEREST" (as defined in Code Section 4975 and Section 3(14) of ERISA, respectively) with respect to any Company ERISA Plan has engaged in any transaction in violation of Section 406 of ERISA for which no class, individual or statutory exemption exists or any "PROHIBITED TRANSACTION" (as defined in Code Section 4975(c)(1)) for which no class, individual or statutory exemption exists under Code Section 4975(c)(2) or
(d), nor has the Company, any Company ERISA Affiliate, or to the knowledge of Company, any other person who is a "FIDUCIARY" (as defined in Section 3(21) of ERISA) of any Company ERISA Plan breached or participated in the breach of any fiduciary obligation imposed pursuant to Part 4 of Title I of ERISA.

          (g) There are no actions, suits, disputes or claims pending or, to Company's knowledge, threatened (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to Company's knowledge, threatened, against or with respect to any Company Benefit Plan or the assets of any Company Benefit Plan.

          (h) Under each Company ERISA Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "BENEFIT LIABILITIES", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no change in the financial condition of such Plan since the last day of the most recent plan year. The withdrawal liability of Company and its Subsidiaries under each Company ERISA Plan which is a multiemployer plan to which Company, any of its Subsidiaries or any ERISA Affiliate has contributed during the preceding 12 months, determined as if a "COMPLETE WITHDRAWAL," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

          (i) Except as disclosed in Section 2.11(i) of the Disclosure Schedule, no Company Benefit Plan provides or provided health or medical benefits (whether or not insured) with respect to current or former employees of Company or its Subsidiaries beyond their retirement or other termination of service (other than coverage mandated by statutory law).

          (j) Each Company ERISA Plan that is an "EMPLOYEE WELFARE BENEFIT PLAN" as that term is defined in Section 3(1) of ERISA is either (as identified on Section

2.11(a) of the Disclosure Schedule): (i) funded through an insurance company contract, (ii) funded throughout a tax-exempt "VEBA" trust or (iii) unfunded. There is no liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement, with respect to any Company ERISA Plan which is an employee welfare benefit plan.

          (k) Company has made available to Parent true and complete copies of the following with respect to each of the Company Benefit Plans: (i) each plan document, insurance contract, service provider contract or arrangement, and summary plan description or similar plan description, if any; (ii) each trust agreement, insurance policy or other instrument relating to the funding thereof;
(iii) the most recent Annual Report (Form 5500 series) and associated schedules filed with the IRS or the United States Department of Labor for each Company Benefit Plan required to make such filing; (iv) the most recent audited financial statement report, if any; (v) the most recent actuarial report, if any; and (vi) a description of each unwritten Company Benefit Plan and the individuals covered thereby; and (vii) the most recent determination of the IRS with respect to the qualified status of any Company Benefit Plan intended to be qualified under Code Section 401(a).

          (l) All Company Benefit Plans maintained outside of the United States comply in all material respects with applicable local law. Company and its Subsidiaries have no material unfunded liabilities with respect to any such Company Benefit Plan.

     SECTION 2.12 Employment Agreements. Except as disclosed in Section 2.12 of the Disclosure Schedule, none of Company or any of its Subsidiaries is a party to any employment, consulting, non-competition, severance, or indemnification agreement with any current or former officer or director or employee of Company or any of its Subsidiaries. True and complete copies of the agreements disclosed in Section 2.12 of the Disclosure Schedule have been furnished to Parent prior to the date hereof. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement.

     SECTION 2.13 Legal Proceedings. Except as disclosed in Section 2.13 of the Disclosure Schedule, there is no action, suit or other proceeding pending or, the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, except (i) workers' compensation claims which are fully insured, subject to Company's retention of liability for the first $700,000 of such claims, and (ii) receivables collections for less than $100,000 where Company is the plaintiff and related countersuits. Except as disclosed in Section 2.13 of the Disclosure Schedule, there is no pending or, to Company's knowledge, threatened judicial or administrative proceeding or investigation affecting Company or any of its Subsidiaries, or involving any of the properties or assets of the Company or any of its Subsidiaries, at law or in equity or before any Governmental Entity or any board of arbitration or similar entity that (i) involves a claimed amount against the Company or any Subsidiary equal to or greater than $100,000, (ii) would reasonably be expected to result in the payment by the Company or any Subsidiary of damages or settlement in an amount equal to or greater than $100,000, or (iii) that if resolved adversely to it would reasonably be likely to result in a Company Material

Adverse Effect or could reasonably be expected to impair Company's ability to consummate the Merger.

     SECTION 2.14 Licenses; Compliance with Law; Accuracy of Certain Information. Except as disclosed in Section 2.14 of the Disclosure Schedule, all licenses, franchises, permits and other governmental authorizations (collectively, "LICENSES") held by Company and its Subsidiaries that are used in Company's Business are valid and sufficient for all business presently carried on by Company, except where the failure to maintain such valid and sufficient Licenses would not be reasonably likely to result in a Company Material Adverse Effect. No suspension, cancellation or termination of any such Licenses is threatened or imminent. No such License has been revoked, conditioned (except as may be customary) or restricted and no action (equitable, legal or administrative), arbitration or other process is pending, or to the Company's knowledge, threatened in writing which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License. Except as disclosed in
Section 2.14 of the Disclosure Schedule, and except for matters addressed in
Section 2.07 (Tax Matters.), Section 2.11 (Employee Benefit Plans.), Section
2.17 (Environmental Matters), and Section 2.18 (Intellectual Property.), which shall be governed exclusively by such Sections, Company's Business is being conducted in compliance with all applicable Laws and is not being conducted in violation of any Law, except for violations which either individually or in the aggregate are not reasonably likely to result in a Company Material Adverse Effect.

     SECTION 2.15 Accuracy of Proxy Statement/Prospectus. On the date on which Company mails to its shareholders the Proxy Statement/Prospectus, on the date the Company Shareholders Meeting is held, and on the Effective Date, the Proxy Statement/Prospectus will contain all material statements concerning Company which are required to be set forth therein in accordance with the Securities Act; and at such respective times, the Proxy Statement/Prospectus will not include any untrue statement of a material fact with respect to the Company or omit to state any material fact with respect to Company required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information concerning Parent, Buyer or any of Parent's or Buyer's Subsidiaries or advisors included or incorporated by reference in the Proxy Statement/Prospectus.

     SECTION 2.16 Insurance. All properties of Company and its Subsidiaries are insured for their respective benefits, in amounts customary and reasonable for the line of business of Company and against all risks usually insured against by Persons of similar size operating similar properties in the localities where such properties are located under valid and enforceable policies issued by insurers of recognized responsibility, except where failure to so insure would not be reasonably likely to have a Company Material Adverse Effect.

     SECTION 2.17 Environmental Matters. Except as would not reasonably be likely to result in a Company Material Adverse Effect:

          (a) Each of Company and its Subsidiaries is in compliance with all applicable Environmental Laws Neither Company nor any Subsidiary has received any notice of any investigation, claim or proceeding against Company which is pending and unresolved relating to Hazardous Substances or any action pursuant to or violation or alleged violation under any Environmental Law, and Company is not aware of any fact or circumstance that could reasonably be expected to involve the Company or any Subsidiary in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Company or any Subsidiary.

          (b) To the knowledge of Company, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Company or any Subsidiary for which Company would incur obligations of remediation under applicable Environmental Laws. Neither Company nor any Subsidiary has disposed of any Hazardous Substances on or about such properties except in compliance with applicable Environmental Laws or in a manner that would not cause Company or any Subsidiary to incur obligations of remediation under applicable Environmental Laws. There is no present release or threatened release of any Hazardous Substances in, on, under or around such properties for which Company would incur obligations of remediation under applicable Environmental Laws. To the knowledge of Company, neither the Company nor any Subsidiary has disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment for which Company would have liability.

          (c) Except as set forth in Section 2.17 of the Disclosure Schedule, the Company has provided no indemnities of any kind to any third party with respect to environmental matters concerning the Company, its Subsidiaries, or the assets of either under which Company or a Subsidiary has received notice of actual and unresolved liability.

     SECTION 2.18 Intellectual Property.

          (a) The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company or such Subsidiary, as currently conducted in any respect (the "COMPANY INTELLECTUAL PROPERTY"). Except as disclosed in Section 2.18 of the Disclosure Schedule, Company has no knowledge of any infringement by any other Person of any of the Company Intellectual Property owned by or exclusively licensed to Company (any such licensed Company Intellectual Property being referred to herein as "THIRD PARTY INTELLECTUAL PROPERTY"), and Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any of the Company Intellectual Property Except as disclosed in Section 2.18 of the Disclosure Schedule, to the knowledge of Company, neither Company nor any of its Subsidiaries has violated or infringed any intellectual property right of any other Person, and neither Company nor any of its Subsidiaries has received any written communication (including, without limitation, claims or demands) alleging that it violates or infringes the intellectual property rights of any other Person. Except as disclosed in Section 2.18 of the Disclosure Schedule, neither Company nor any of its Subsidiaries has received any written claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of Company, threatened, that challenges the rights of Company or any of its Subsidiaries in respect of any Company Intellectual Property, or that claims that any default exists under any Company Intellectual Property. None of the Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Entity.

          (b) Neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement concerning Company Intellectual Property. Except as set forth in
Section 2.18 of the Disclosure Schedule, no claims with respect to the Company Intellectual Property, any trade secret material to the Company or Third Party Intellectual Property to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property by or through the Company or any of its Subsidiaries, are currently pending or, to the knowledge of the Company, are threatened by any person, (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries infringes on any patent, trademark, trade name, service mark, copyright, or trade secret;
(ii) against the use by the Company or its Subsidiaries of any patent, trademarks, trade names, copyrights, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company and its Subsidiaries, or (iv) challenging the Company's or any of its Subsidiaries' license or legally enforceable right to use of the Third Party Intellectual Property.

          (c) Except as disclosed in Section 2.18 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement will result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any license agreement, contract or other arrangement of any nature relating to Company Intellectual Property Rights or Third Party Intellectual Property Rights.

     SECTION 2.19 Labor Matters. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any group of their respective employees. Neither the Company nor any of its

Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and neither the Company or any of its Subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any such parties under any such agreement or contract. There are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or any of its Subsidiaries. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. No consent of any union which is a party to any collective bargaining agreement with the Company or any of its Subsidiaries is required to consummate the transactions contemplated by this Agreement.

     SECTION 2.20 Related Party Transactions. Except as set forth in the Company's SEC Filings or Section 2.20 of the Disclosure Schedule, no director, officer, or "AFFILIATE" (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company (a) has outstanding any indebtedness or other similar obligations of the Company or any of its Subsidiaries, other than ordinary course of business travel advances or (b) other than employment related benefits agreements contemplated by or disclosed in this Agreement, is a party to any legally binding contract, commitment or obligation to, from or with the Company or any of its Subsidiaries.

     SECTION 2.21 State Takeover Statutes. The action of the Board of Directors of the Company in approving the Merger, this Agreement, and the transactions contemplated hereby is sufficient to render inapplicable to the Merger and this Agreement the provisions of Part Thirteen of the TBCA.

     SECTION 2.22 Brokers; Advisors. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Company (and are reflected in agreements between Credit Suisse First Boston Corporation and the Company, complete copies of which have been furnished to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true and complete estimate of the fees and costs of all financial and accounting advisors and legal counsel retained by Company in connection with the negotiation and consummation of the Merger is set forth in Section 2.22 of the Disclosure Schedule. Company will obtain the agreement of Credit Suisse First Boston Corporation to provide the section of the Proxy Statement/Prospectus that describes the procedures it followed in arriving at its fairness opinion.

     SECTION 2.23 Pooling of Interest. Neither Company nor any of its Subsidiaries has taken or agreed or intends to take any action, nor does the Company have any knowledge of any fact or circumstance with respect to Company or its Subsidiaries, which would prevent the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP or the rules, regulations and interpretations of the SEC.

     SECTION 2.24 Full Disclosure. No representation or warranty by the Company herein (including the Schedules and Annexes hereto) or in any certificate furnished by or on behalf of the Company to Parent in connection herewith, taken together with all the other information provided to Parent or its counsel in connection with the transactions contemplated hereby and all the information included in the Company SEC Filings, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND BUYER

     Parent and Buyer hereby represent and warrant to Company as follows:

     SECTION 3.01 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the requisite power and authority to carry on its business as it is now being conducted. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     SECTION 3.02 Capitalization. (a) The authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Stock, of which 92,261,655 shares were issued and outstanding as of December 29, 2000, and (ii) 3,000,000 shares of Parent's Preferred Stock, par value $1.00 per share, of which no shares of Preferred Stock are issued and outstanding. Except as disclosed in the Parent SEC Filings, there are no (i) bonds, debentures, notes or other instruments or evidences of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Parent or any of its Subsidiaries may vote ("PARENT VOTING DEBT") issued and outstanding, (ii) existing options (other than director and employee stock options which, as of December 29, 2000 represent an aggregate of 8,377,954 shares of Parent Stock), warrants, calls, rights (including preemptive rights), subscriptions or other rights, agreements, arrangements or commitments of any character, obligating Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interests in, Parent or securities convertible into or exchangeable or exercisable for such shares, Parent Voting Debt, or equity interests, or obligating Parent to grant, extend or enter into any such option, warrant, call, right, subscription or other right, agreement, arrangement or commitment, or (iii) outstanding contractual or other obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Stock or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which any of them is bound relating to the voting of any shares of the capital stock of Parent or any agreements, arrangements, or other understandings to which Parent or any of its Subsidiaries is a party or by which any of them is bound that will limit in any way the solicitation of proxies by or on behalf of Parent from or the casting of votes by, the shareholders of Parent with respect to the Merger. There is no liability for any dividends or other distributions declared or accumulated but unpaid with respect to any capital stock of Parent.

          (b) The authorized capital stock of Buyer consists of 10,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing Date. All of the shares of capital stock of Buyer are owned beneficially and of record by Parent.

          (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been authorized and when issued and delivered in accordance with the terms of this Agreement, including Company Shareholder Approval and Parent Shareholder Approval, will be validly issued, fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or similar right.

     SECTION 3.03 Authority; Validity. Parent and Buyer have full power and authority, corporate or otherwise, to execute and deliver this Agreement and, subject to the approval of this Agreement by the shareholders of Parent ("PARENT SHAREHOLDERS' APPROVAL"), to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Board of Directors of Parent and Buyer. Parent's Board of Directors has directed that this Agreement and the transactions contemplated hereby be submitted to Parent's shareholders for consideration at a meeting of such shareholders and, except for the Parent Shareholders' Approval, no other corporate proceedings on the part of Parent or Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. Upon execution and delivery hereof (assuming that this Agreement is the legal, valid and binding obligation of Company), this Agreement will constitute the valid and binding obligation of Parent and Buyer enforceable against Parent and Buyer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally and equitable principles.

     SECTION 3.04 No Conflict. Neither Parent, Buyer nor any of their respective assets is subject to or obligated under any charter, bylaw, Contract, or other instrument or any permit, or subject to any Law which would be defaulted, breached, terminated, forfeited or violated by or in conflict with (or upon the failure to give notice or the lapse of time, or both, would result in a default, breach, termination, forfeiture or conflict with) Parent's or Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby except where such event or occurrence (i) as of the date hereof is not reasonably likely to result in losses, liabilities, costs or expenses, damage, decline in value to the business, condition or properties of Parent's Business (collectively, "PARENT LOSSES") that, individually or in the aggregate, would reasonably be likely to have a Parent Material Adverse Effect; or (ii) between the date hereof and the Closing Date would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Neither Parent's nor Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby will result in the creation of any lien, pledge, security interest or other encumbrance on the assets of Parent or Buyer or result in any change in the rights or obligations of any party under, or the acceleration of (with or without the giving of notice or the lapse of time), any provision of any Material Contract of Parent or any change in the rights or obligations of Parent under any Law, permit or license to which Parent is subject, except where such encumbrance, change or acceleration would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

     SECTION 3.05 Consents. Except as disclosed in Section 3.05 of the Disclosure Schedule, and other than (i) the issuance of a certificate of merger by the Texas Secretary of State, as provided in Section 1.03, (ii) such consents (including the Parent Shareholders' Approval), orders, approvals, authorizations, registrations, declarations and filings as may be required under the TBCA, applicable state securities laws and the securities laws of any foreign country, (iii) the order of the SEC declaring the Registration Statement effective, (iv) the listing on the NYSE of Parent Stock issuable in the Merger or upon exercise of the Options, (v) such actions of the Department of Justice and the Federal Trade Commission as may be required under the HSR Act with respect to the Merger, and (vi) such other consents, orders, approvals, authorizations, registrations, declarations and filings which, if not obtained or made would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, and that would not prohibit or prevent the consummation of the transactions contemplated hereby, no consent of any Person not a party to this Agreement, nor consent of or filing with (including any waiting period) any Governmental Entity, is required to be obtained or performed on the part of Parent and Buyer to permit the Merger and the other transactions contemplated hereby.

     SECTION 3.06 Legal Proceedings. Except as otherwise disclosed by Parent to Company there is no pending or, to Parent's knowledge, threatened judicial or administrative proceeding or investigation affecting Parent that if resolved adversely to Parent would reasonably be likely to result in a Parent Material Adverse Effect or could reasonably be expected to impair its ability to consummate the Merger.

     SECTION 3.07 Financial Statements, SEC Filings.

          (a) Parent has delivered or made available copies of the following financial statements to Company: (i) the consolidated balance sheet of Parent at June 30, 2000 and the consolidated statements of income, shareholders' equity and cash flows for the years ended June 30, 2000 and July 2, 1999, in each case including the notes thereto and the related report of Arthur Andersen LLP, independent certified public accountants, and (ii) the unaudited consolidated balance sheet of Parent at December 29, 2000 and the unaudited consolidated statements of income and cash flows for the six-month periods ended December 29, 2000 and December 31, 1999, in each case including any notes thereto.

          (b) All financial statements delivered pursuant to Section 3.07(a) hereof are in accordance with the books and records of Parent and have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC). All consolidated balance sheets included on such financial statements present fairly in all material respects the consolidated financial position of Parent as of the dates thereof (subject, in the case of the unaudited statements, to customary reclassification year-end adjustments). Except as and to the extent reflected or reserved against in such consolidated balance sheets (including the notes thereto) as of December 29, 2000, Parent did not have any liabilities or obligations (absolute or contingent) of a nature required by GAAP to be reflected in a consolidated balance sheet as of such date. All consolidated statements of income included on such financial statements present fairly in all material respects the consolidated results of operations of Parent for the periods indicated.

          (c) Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act, the Exchange Act and the respective rules and regulations of the SEC thereunder (such forms, statements, reports and documents are collectively referred to as the "PARENT SEC FILINGS") required to be filed after January 1, 2000.

          (d) As of their respective dates, (i) each of Parent's past Parent SEC Filings was, and each of its future Parent SEC Filings will be, prepared in compliance in all respects with the applicable requirements of the Securities Act and the Exchange Act; and (ii) none of its past Parent SEC Filings did, and none of its future Parent SEC Filings will, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.08 No Material Adverse Effect. Since June 30, 2000 there has not been any event which has had or is likely to have a Parent Material Adverse Effect.

     SECTION 3.09 Accuracy of Proxy Statement/Prospectus. On the date on which Parent mails to its shareholders the Proxy Statement/Prospectus, on the date the Parent Shareholders Meeting is held, and on the Effective Date, the Proxy Statement/Prospectus will contain all statements concerning Parent and Buyer which are required to be set forth therein in accordance with the Securities Act and the Exchange Act; and at such respective times, the Proxy Statement/Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, Parent and Buyer make no representation or warranty with respect to any information concerning Company or any of Company's Subsidiaries or advisors included or incorporated by reference in the Proxy Statement/Prospectus.

     SECTION 3.10 Reorganization. Neither Parent nor Buyer has taken or agreed or intends to take any action, nor does Parent have any knowledge of any fact or circumstance, which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.11 No Brokers or Finders. Neither Parent, Buyer nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions in connection with the transactions contemplated herein, except that Parent has retained Merrill Lynch, Pierce Fenner, & Smith Incorporated as its financial advisor, whose fees and expenses will be paid by Parent.

     SECTION 3.12 Full Disclosure. No representation or warranty by Parent or Buyer herein (including the Schedules and Annexes hereto) or in any certificate furnished by or on behalf of Parent or Buyer to Company in connection herewith, taken together with all the other information provided to Company or its counsel in connection with the transactions contemplated hereby and all the information included in the Parent SEC Filings, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.13 Compliance with Law. All Licenses held by Parent and its Subsidiaries that are material in connection with Parent's Business are valid and sufficient for all business presently carried on by Parent and its Subsidiaries, except where the failure to maintain such valid and sufficient license would not be reasonably likely to result in a Parent Material Adverse Effect. No suspension, cancellation or termination of any such Licenses is threatened or imminent. Parent's Business is being conducted in compliance with all applicable Laws and is not being conducted in violation of any Law, except for violations which either individually or in the aggregate are not reasonably likely to result in a Parent Material Adverse Effect.

     SECTION 3.14 Taxes. Parent and each of its Subsidiaries have filed all Tax Returns required to be filed by them, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, except where failures to file such Tax Returns or request such extensions would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, and all such Tax Returns are complete and accurate in all material respects. Parent and each of its Subsidiaries have paid (or Parent has paid on their behalf) all Taxes, whether or not shown as due on such Tax Returns. The most recent financial statements referred to in
Section 3.06 reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements and no liabilities for Taxes have been incurred by Parent or any of its Subsidiaries subsequent to such date other than in the ordinary course of its business.

     SECTION 3.15 Employee Benefits. Each Parent Benefit Plan is currently, and has been in the past, operated and administered in all respects in compliance with its terms and with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where non-compliance would not be reasonably likely to have a Parent Material Adverse Effect."

     SECTION 3.16 Environmental Matters. Except as would not reasonably be likely to result in a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries have conducted their respective businesses in accordance with all applicable Environmental Laws, and (ii) Parent has not received any written notice of any investigation, claim or proceeding against Parent or any of its Subsidiaries relating to Hazardous Substances.

                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.01 Access and Information.

          (a) Subject to applicable laws and regulations, upon reasonable notice during the period from the date hereof through the Effective Time, each of Company, Parent and Buyer shall, and shall cause their Representatives to, and Company shall cause its Subsidiaries to, afford the Representatives of the other party reasonable access during normal business hours to all of the other party's properties, books, records, documents (including, without limitation, Tax Returns for all periods open under the applicable statute of limitations), personnel, auditors and counsel, and each party shall (and Company shall cause its Subsidiaries to) furnish promptly to the other party all information concerning such party as such other party or such other party's Representatives may reasonably request.

          (b) All non-public information disclosed by any party (or its Representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its Representatives) shall be kept confidential by such other party and its Representatives and shall not be used by any such Persons other than as contemplated by this Agreement. Subject to the requirements of applicable Law, Parent, Buyer and Company will keep confidential, and each will cause their respective Representatives to keep confidential, all such non-public information and documents unless such information (i) was already known to Parent, Buyer or Company, as the case may be, as long as such information was not obtained in violation of a confidentiality obligation (ii) becomes available to Parent, Buyer or Company, as the case may be, from other sources not known by Parent, Buyer or Company, respectively, to be bound by a confidentiality obligation, (iii) is independently acquired by Parent, Buyer or Company, as the case may be, as a result of work carried out by any Representative of Parent, Buyer or Company, respectively, to whom no disclosure of such information has been made, (iv) is disclosed with the prior written approval of Company or Parent or Buyer, as the case may be, or (v) is or becomes readily ascertainable from publicly available information. Upon any termination of this Agreement, each party hereto will collect and deliver to the other, or certify as to the destruction of, all documents obtained by it or any of its Representatives then in their possession and any copies thereof.

          (c) Subject to applicable Law, if between the date hereof and the Effective Time any Governmental Entity shall commence any examination, review, investigation, action, suit or proceeding against any party hereto with respect to the Merger, such party shall (i) give the other parties prompt notice thereof, (ii) keep the other parties informed as to the status thereof and (iii) permit the other parties to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such Governmental Entity in connection with such examination, review, investigation, action, suit or proceeding.

          (d) Notwithstanding anything to the contrary herein, neither Parent, Buyer nor Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     SECTION 4.02 Governmental Filings. Subject to the terms and conditions herein provided, the parties hereto shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) using all reasonable efforts to take, or cause to be taken, all other action and doing, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 4.03 Consents and Approvals.

          (a) Company shall use its commercially reasonable efforts to obtain any and all consents from other parties to all Material Contracts, if necessary or appropriate to allow the consummation of the Merger. Each party hereto shall use its commercially reasonable efforts to obtain any and all permits or approvals of any Governmental Entity required by such party for the lawful consummation of the Merger.

          (b) Each party hereto shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus and the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, Buyer or Company to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

          (c) Each party hereto shall promptly furnish each other with copies of all written communications received by such party or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     SECTION 4.04 Meetings of Shareholders; Securities Filings.

          (a) Meetings of Shareholders. Each of Company and Parent shall take all action necessary in accordance with applicable Laws, its charter documents and the policies of the NYSE to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon this Agreement, the Merger and all matters related thereto, in each case, subject to compliance by the directors of Company and Parent respectively with their respective fiduciary duties as advised by counsel (the "COMPANY SHAREHOLDERS MEETING" and "PARENT SHAREHOLDERS MEETING", respectively). Each of Company and Parent shall, through its Board of Directors recommend to their respective shareholders approval of such matters and shall use its best efforts to obtain such approval by its shareholders unless, (i) in the case of Company, Company's Board of Directors determines in good faith, after receipt of written advice from Locke Liddell & Sapp LLP, counsel to Company, that such action creates a reasonable likelihood of constituting a breach of the fiduciary duties of Company's Board of Directors to Company's shareholders under applicable law, and (ii) in the case of Parent, Parent's Board of Directors determines in good faith, after receipt of written advice from Carter, Ledyard & Milburn, counsel to Parent, that such action creates a reasonable likelihood of constituting a breach of the fiduciary duties of Parent's Board of Directors to Parent's shareholders under applicable law. Company and Parent agree to postpone, delay or adjourn their respective meetings, or to convene a second meeting, in the event insufficient voting shares are present to conduct the meeting.

          (b) Joint Proxy Statement/Prospectus and Registration Statement. As promptly as reasonably practicable, Company, Parent and Buyer shall prepare and Parent shall file with the SEC a registration statement on Form S-4 under the Securities Act and the rules and regulations promulgated thereunder with respect to the Parent Stock to be issued in the Merger (the "REGISTRATION STATEMENT") for use in connection with their respective shareholder meetings. Part I of the Registration Statement will be a joint proxy statement/prospectus for distribution to the shareholders of Company and Parent in connection with their respective shareholder meetings (the "PROXY STATEMENT/PROSPECTUS") The Proxy Statement/Prospectus and Registration Statement shall not be filed, and no amendment or supplement to the Proxy Statement/Prospectus and Registration Statement shall be made by either Company or Parent, without prior consultation with the other party and its counsel. Company and Parent shall cooperate and use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as reasonably practicable. Parent will, as promptly as practicable, provide any written comments received from the SEC with respect to the Registration Statement and advise Company of any verbal comments received from the SEC with respect thereto. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under the securities or "BLUE SKY" laws of the various States in connection with the issuance of the Parent Stock pursuant to the Merger.

          (c) Indemnification. Each of Company and Parent (each an "INDEMNIFYING PARTY") agrees to indemnify and hold harmless the other, each person who controls the other within the meaning of the Securities Act, and each director and officer of the other, against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and costs of investigation and defense) that are based on the ground or alleged ground that the Registration Statement, at the time of its effectiveness, includes an untrue statement of a material fact concerning such Indemnifying Party or omits to state a material fact concerning such Indemnifying Party required to be stated therein or necessary in order to make the statements therein not misleading. These indemnity obligations will remain in force after any termination of this Agreement.

          (d) Listing Application; Blue Sky. Parent shall use its reasonable efforts to cause the Parent Stock distributed in connection with the Merger and upon exercise of Options to be authorized for listing on the NYSE. Parent shall make all necessary blue sky law filings in connection with the Merger and exercise of Options.

     SECTION 4.05 Conduct of Company Business. Company covenants and agrees that after the date hereof and prior to the Effective Time (unless Parent shall have agreed in writing):

          (a) Ordinary Course. Company will, and will cause its Subsidiaries to, operate Company's Business only in the ordinary course of business consistent with past practices and will use its reasonable efforts to (i) preserve its existing business organization, insurance coverage, rights, licenses or permits, advantageous business relationships, agreements and credit facilities; (ii) retain and keep available the services of its present officers, employees and agents; (iii) preserve the goodwill of its customers, suppliers and others having business relations with it; and (iv) timely pay all Taxes when due in accordance with past practices or accrue and provide for on the books and records of the Company in accordance with GAAP. Subject to compliance with applicable Laws and existing contractual obligations (to the extent such contracts and such obligations are specifically disclosed in Section 4.05 of the Disclosure Schedule), Company and its

Subsidiaries will not: (A) enter into any transaction or commitment, or dispose of or acquire any properties or assets, except purchases and sales of inventory in the ordinary course of business consistent with past practices; (B) implement any new employee benefit plan, or employment, compensatory or severance agreement; (C) amend any existing employee benefit plan or employment agreement except as required by Law or by this Agreement; or (D) take any action that would be reasonably likely to jeopardize the continuance of any material supplier or customer relationship, except for efforts to collect accounts receivable or efforts to resolve good faith disputes regarding accounts payable, in each case, in a manner consistent with past practice (E) make any change in the nature of their businesses and operations; (F) enter into any transaction or agreement with any officer, director or affiliate of Company or any of its Subsidiaries; (G) incur or agree to incur any obligation or liability (absolute or contingent) that individually calls for payment by Company or any of its Subsidiaries of more than $250,000 in any specific case in the aggregate, excluding transactions in the ordinary course of business or as contemplated by Company's AFE log (as exists on the date hereof) and other authorized capital expenditures, to the extent disclosed in writing to Parent and Buyer prior to the date of this Agreement; (H) make any Tax election or make any change in any method or period of accounting or any change in any accounting policy, practice or procedure; or (I) take, or fail to take, any action that would prevent, or would be reasonably likely to prevent, the Merger from qualifying for "pooling of interests" accounting treatment under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC. Notwithstanding the foregoing, Company may, without Parent's consent, negotiate and settle its current dispute with Thayer-Blum Funding II, LLC ("TBFLLC") relating to the Stock Purchase Agreement dated as of October 10, 2000 between Company and TBFLLC concerning the sale by Company of the common stock of K*Tec Electronics Corporation, to the extent that the settlement thereof does not require payment of any amount by Company to TBFLLC.

          (b) Charter Documents. Company will not amend its Articles of Incorporation or By-Laws and will not permit any of its Subsidiaries to amend their charter documents or by-laws.

          (c) Dividends. Company will not declare or pay any dividend or make any other distribution in respect of its capital stock.

          (d) Stock. Company will not split, combine or reclassify any shares of its capital stock, or issue, redeem or acquire (or agree to do so) any of its equity securities, options, warrants, or convertible instruments, except (i) pursuant to existing obligations under Company Benefit Plans or (ii) pursuant to the existing commitments or conversion rights listed on Section 2.02 of the Disclosure Schedule. Company will not grant any Options.

     SECTION 4.06 Conduct of Parent Business. Parent covenants and agrees that after the date hereof and prior to the Effective Time (unless Company shall have agreed in writing):

          (a) Ordinary Course. Parent will, and will cause its Subsidiaries to, operate Parent's Business only in the ordinary course of business consistent with past practices and will use its reasonable efforts to (i) preserve its existing business organization, insurance coverage, rights, licenses or permits, advantageous business relationships, agreements and credit facilities; (ii) retain and keep available the services of its present officers, employees and agents; and (iii) preserve the goodwill of its customers, suppliers and others having business relations with it.

          (b) Charter Documents. Parent will not amend its Articles of Incorporation or By-Laws.

          (c) Dividends. Parent will not declare or pay any dividend or make any other distribution in respect of its capital stock, other than its regular quarterly cash dividend consistent with past practice.

          (d) Stock. Parent will not split, combine or reclassify any shares of its capital stock, or redeem or acquire (or agree to do so) any of its equity securities, options, warrants, or convertible instruments, except pursuant to existing contractual obligations or benefit plans.

     SECTION 4.07 Publicity. Company and Parent must mutually agree upon the initial press releases announcing the Merger which shall satisfy the requirements of Rule 425 under the Securities Act and Rule 14a-12 under the Exchange Act. Thereafter, Company and Parent shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without prior consultation with both Company and Parent, except to the extent that the disclosing party is advised by its counsel that such action is required by applicable Laws, and then, if practicable, only after consultation with the other party.

     SECTION 4.08 Notification of Defaults and Adverse Events. Company and Parent will promptly notify each other if, subsequent to the date of this Agreement and prior to the Effective Date: (i) an event occurs that may be reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, respectively, or (ii) any suit, action or proceeding is instituted or, to the knowledge of Company or Parent, threatened against or affecting Company or Parent or any of their respective Subsidiaries which, if adversely determined, would be reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect. Each of Company and Parent will promptly notify the other if it determines it is or will be unable to comply with any of its obligations under this Agreement or fulfill any conditions under its control.

     SECTION 4.09 Satisfy Conditions to Closing. Parent and Company shall each use its reasonable best efforts to cause all conditions to Closing to be satisfied.

     SECTION 4.10 Anti-takeover Statutes. If any anti-takeover or similar statute is applicable to the transactions contemplated hereby, including but not limited to Part Thirteen of the TBCA, Parent and Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of such anti-takeover or similar statute on the transactions contemplated hereby.

     SECTION 4.11 Indemnification; Insurance.

          (a) Indemnification. At all times after the Effective Time, Parent and Surviving Corporation shall indemnify, defend and hold harmless, each present and former director and officer of Company and each such person's personal representative, estate, testator or intestate successors (the "INDEMNIFIED PARTIES") against any and all losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement with the approval of Parent and Surviving Corporation (which approval shall not be unreasonably withheld) in connection with any actual or threatened claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring prior to the Effective Time (including without limitation, any which arise out of or relate to the transactions contemplated by this Agreement), whether asserted or claimed prior to, or on or after, the Effective Time, to the full extent Company would be permitted under the TBCA or Company's Articles of Incorporation or By-Laws in effect as of the date of this Agreement (to the extent consistent with applicable law), including, without limitation, provisions relating to advances of expenses incurred in the defense of any action or suit, provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Texas law and the Company's Articles of Incorporation and By-laws shall be made by independent counsel appointed by the Surviving Corporation's Board of Directors that shall be acceptable to the Indemnified Party. In addition, Parent and Surviving Corporation shall pay or reimburse, to the maximum extent permissible under the TBCA, expenses incurred by an Indemnified Party in advance of the final disposition of any such action or proceeding after Parent and Surviving Corporation receive a written affirmation by the Indemnified Party of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking by or on behalf of such Indemnified Party to repay the amount paid or reimbursed if it is ultimately determined that indemnification of the Indemnified Party is prohibited by
Article 2.02-1E of the TBCA. Without limiting the foregoing, in the event any claim, action, suit, proceeding or investigation is brought against any Indemnified Party, Parent shall be entitled to assume the defense of any such action or proceeding. Upon assumption by Parent of the defense of any such action or proceeding, the Indemnified Party shall have the right to participate in such action or proceeding and to retain its own counsel, but Parent and Surviving Corporation shall not be liable for any legal fees or expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) Parent and Surviving Corporation have agreed to pay such fees and expenses, (ii) the Indemnified Party shall have been advised by counsel reasonably acceptable to Parent and Surviving Corporation that representation of the Indemnified Party by counsel provided by Parent is not possible due to conflicts of interest between Parent, Buyer or the Surviving Corporation and the Indemnified Party, or (iii) Parent and Surviving Corporation shall have failed in a timely manner to assume the defense of the matter Parent shall not be liable for any settlement of any claim effected without its written consent. Parent and Surviving Corporation shall not, except with the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the release by the claimant or plaintiff of such Indemnified Party from all further liability in respect of such claim. Any Indemnified Party wishing to claim indemnification under this Section 4.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and Surviving Corporation (but the failure so to notify Parent and Surviving Corporation shall not relieve it from any liability which it may have under this Section 4.11(a) except to the extent such failure materially prejudices Parent and Surviving Corporation). In addition to the foregoing, and without limiting in any manner the foregoing, after the Effective Time Parent and Surviving Corporation shall assume the obligations of Company under the indemnification agreements set forth in Section 4.04(c), but only to the extent Company would be permitted under the TBCA to perform its obligations under such indemnification agreements.

          (b) Insurance. For a period of six (6) years after the Effective Date, Parent shall cause (or shall cause the Surviving Corporation) to be maintained officers' and directors' liability insurance covering Company's existing officers and directors who are currently covered in such capacities by Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to such officers and directors than such existing insurance

     SECTION 4.12 Employee Benefits. (a) At the Effective Time, the Surviving Corporation shall offer all persons who are at the Effective Time employees of Company and its Subsidiaries benefits under Parent Benefit Plans which, in the aggregate, are no less favorable to such employees than those that Parent currently provides to its own employees. Each Parent Benefit Plan shall give credit for purposes of eligibility to participate and vesting to employees of Company and its Subsidiaries for service prior to the Effective Time with Company and its Subsidiaries (and their predecessors, to the extent credit for service with such predecessors was given by Company) to the same extent that such service was recognized under a comparable Company Benefit Plan.

          (b) Parent hereby agrees that as of the Closing Date Company may pay to Company employees party to the agreements set forth in Section 4.12 of the Disclosure Schedule the payments and other benefits provided thereby regardless of such employee's employment status with Company on or after the date thereof, to the extent and only to the extent specifically disclosed in Section 4.12 of the Disclosure Schedule.

     SECTION 4.13 No Solicitation. From and after the date hereof, Company shall not, and shall not authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any person or entity, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Company may

          (a) comply with Rule 14e-2 under the Exchange Act with regard to a tender or exchange offer; and

          (b) at any time prior to the Closing:

               (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Company or any of its Subsidiaries or Representatives after the date hereof) seeks to initiate such discussions or negotiations, and may furnish such third party nonpublic information concerning Company and its business, properties and assets if, and only to the extent that:

                    (A) (1) the third party has first made a bona fide Acquisition Proposal that the Board of Directors of Company believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant, legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, and believes in good faith (after consultation with its financial advisor and after considering all of the terms, conditions, representations, warranties and covenants which are included in such Acquisition Proposal) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the shareholders of Company, from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal (any such Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL") and (2) Company's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, that such action may be necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, and

                    (B) forty-eight hours prior to furnishing such information to or entering into discussions or negotiations with such person or entity, Company (1) provides prompt notice to Parent to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (2) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement, or

          (ii) accept a Superior Proposal from a third party, provided that the conditions set forth in clauses Section 4.13(b)(i)(A) and Section 4.13(b)(i)(B) above have been satisfied and Company complies with and terminates this Agreement pursuant to Section 6.01(h).

     Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons or entities conducted heretofore by Company or any of its Subsidiaries of Representatives with respect to the foregoing. The Company shall notify Parent orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making
it) within twenty-four hours of the receipt thereof, and shall keep Parent informed of the status and details of any such inquiry, offer, or proposal except to the extent doing so would constitute a breach of the fiduciary duties of the Board of Directors.

     SECTION 4.14 Rights Agreement. Company shall take all necessary action (including, if required, redeeming all of the outstanding stock purchase rights or amending or terminating the Rights Agreement) so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in a "Distribution Date" under the Rights Agreement.

     SECTION 4.15 Option Vesting. Except as contractually obligated prior to the date hereof, Company shall not take any action at any time prior to the Closing which may serve to accelerate the vesting of any Option granted by Company.

     SECTION 4.16 Special Earnings Announcement. Parent shall use its reasonable best efforts to publish or cause to be published no later than 15 days after the end of the first month after the Effective Time (which month may be the month in which the Effective Time occurs) in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures contemplated by and in accordance with the terms of SEC Accounting Release No. 135.

     SECTION 4.17 Reorganization. Neither Parent, Buyer nor Company shall take, or fail to take, any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V
                                   CONDITIONS

     SECTION 5.01 Conditions to Obligations of Company, Parent and Buyer. The respective obligations of the parties to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions unless waived in writing by all parties:

          (a) Approval. The shareholders of Company and Parent shall have approved this Agreement and the Merger in accordance with applicable Laws and the policies of the NYSE.

          (b) Approval from Government Entities. All approvals required by any Governmental Entity and all other actions required to effect the Merger and related transactions shall have been obtained, except where failure to obtain such approval would not be reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect. The waiting period under the HSR Act shall have expired, or early termination of the waiting period under the HSR Act shall have been granted.

          (c) Absence of Governmental Litigation. Since the date of this Agreement, no Governmental Entity shall have instituted a proceeding seeking injunctive or other relief in connection with the Merger and related transactions. There shall not be any judgment, decree, injunction, ruling or order of any Governmental Entity that prohibits, restricts, or delays consummation of the Merger.

          (d) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued with respect thereto.

          (e) Tax Opinions. Parent shall have received a written opinion dated the Effective Date from its counsel, Carter, Ledyard & Milburn, and Company shall have received a written opinion dated the Effective Date from its counsel, Locke Liddell & Sapp LLP, each to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Code Section 368(a), that each of Parent, Buyer and Company will be a party to that reorganization within the meaning of Code Section 368(b) and that neither Parent, Buyer nor Company will recognize any gain on the Merger; provided, however, that if counsel to either party does not render such opinion, this condition shall be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In rendering such opinions, counsel may rely upon reasonably requested representation letters of Parent, Buyer and Company.

     SECTION 5.02 Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions except to the extent waived in writing by Parent and Buyer:

          (a) Approval. All corporate actions necessary to authorize the execution, delivery and performance of this Agreement and the Merger shall have been duly and validly taken by Company, except to the extent that the failure to take such corporate actions would not have a Company Material Adverse Effect or make execution, delivery or performance of this Agreement and the Merger unenforceable or invalid.

          (b) Representations and Compliance. The representations and warranties of Company in this Agreement shall be true and correct in all material respects (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written) as of the date of this Agreement and on the Closing Date with the same effect as though made on and as of such date, except (i) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (ii) where failure to be so true and correct would not (in the aggregate for all representations and warranties of Company) have a Company Material Adverse Effect (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written), and except for any changes contemplated by this Agreement; Company shall have complied in all material respects (other than covenants that are already so qualified, which in each such case shall be complied with as written) with all covenants requiring compliance by it prior to the Closing Date, except where failure to comply did not, individually or in the aggregate, result in a Company Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement; and Buyer shall have received an officer's certificate signed by the Chief Executive Officer of Company certifying as to each of the foregoing.

          (c) No Material Adverse Effect. From the date hereof, there shall not have occurred any event which has resulted or is likely to result in a Company Material Adverse Effect.

     SECTION 5.03 Conditions to Obligations of Company. The obligations of Company to effect the Merger are subject to the fulfillment at or prior to the Effective Date of the following conditions unless waived in writing by Company:

          (a) Approval. All corporate actions necessary to authorize the execution, delivery and performance of this Agreement and the Merger shall have been duly and validly taken by Parent and Buyer, except to the extent that the failure to take such corporate actions would not have a Parent Material Adverse Effect or make execution, delivery or performance of this Agreement and the Merger unenforceable or invalid.

          (b) Representations and Compliance. The representations and warranties of Parent and Buyer in this Agreement shall be true and correct in all material respects (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written) as of the date of this Agreement and on the Closing Date with the same effect as though made on and as of such date, except (i) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (ii) where failure to be so true and correct would not (in the aggregate for all representations and warranties of Parent and Buyer) have a Parent Material Adverse Effect (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written), and except for any changes contemplated by this Agreement; Parent and Buyer shall have complied in all material respects (other than covenants that are already so qualified, which in each such case shall be complied with as written) with all covenants requiring compliance by it prior to the Closing Date, except where failure to comply did not, individually or in the aggregate, result in a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement; and Company shall have received an officer's certificate signed by the Chief Executive Officer of Parent certifying as to each of the foregoing.

          (c) Listing. The Parent Stock distributable in the Merger or in connection with the exercise of Options shall have been approved upon notice of issuance for listing on the NYSE.

          (d) No Material Adverse Effect. From the date hereof, there shall not have occurred any event which has resulted or is likely to result in a Parent Material Adverse Effect.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 6.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Company or Parent:

          (a) by mutual consent of Parent and Company;

          (b) by either Parent or Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order denying, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

          (c) by either Parent or Company if the Merger shall not have been consummated on or before September 30, 2001 unless the failure of the Merger to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

          (d) by either Company or Parent if the requisite vote of the shareholders of Company required for the consummation of the Merger shall not have been obtained at the Company Shareholders Meeting held pursuant to Section 4.04(a);

          (e) by either Parent or Company if the requisite vote of the shareholders of Parent required for the consummation of the Merger shall not have been obtained at the Parent Shareholders Meeting held pursuant to Section 4.04(a);

          (f) by Parent, upon written notice to Company, if (i) Company's Board of Directors shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so, (ii) Company shall have materially breached its obligations under this Agreement by reason of a failure to call the Company Shareholders Meeting in accordance with Section 4.04(a) or a failure to prepare and mail to its shareholders the Joint Proxy Statement/Prospectus in accordance with Section 4.04, (iii) Company's Board of Directors shall have approved or recommended any Superior Proposal, or (iv) Company's Board of Directors shall redeem or amend the Rights Agreement without Parent's written consent for any reason other than
(A) pursuant to Section 4.14 hereof or (B) following termination of this Agreement pursuant to Section 6.01(h) below;

          (g) by Company, upon written notice to Parent, if (i) Parent's Board of Directors shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Company or shall have resolved to do so, or (ii) Parent shall have materially breached its obligations under this Agreement by reason of a failure to call the Parent Shareholders Meeting in accordance with Section 4.04(a) or a failure to prepare and mail to its shareholders the Joint Proxy Statement/Prospectus in accordance with Section 4.04;

          (h) by Company, prior to the consummation of the transactions contemplated hereby, for the purpose of entering into an agreement with a Person that has made a Superior Proposal; or

          (i) by either Parent or Company (so long as the terminating party has not materially breached any representation, warranty, covenant or other agreement contained herein in a manner that has or would reasonably likely have a Material Adverse Effect with respect to such terminating party) if there shall have been a material breach of any of the representations, warranties, covenants or agreements or obligations set forth in this Agreement on the part of the other party which has or would reasonably likely have a Parent Material Adverse Effect (if the terminating party is Company) or a Company Material Adverse Effect (if the terminating party is Parent), or which would reasonably be expected to prevent (or materially delay) the consummation of the Merger, which shall not have been cured within ten (10) days following receipt by the breaching party of written notice of such breach from the other party hereto or which breach, by its nature, cannot be cured prior to the Effective Time.

     SECTION 6.02 Effect of Termination and Termination Fee. (a) Except as provided in this Section 6.02 and Section 7.02, Section 4.01(b), and Section 4.04(c) hereof, in the event of the termination of this Agreement and the abandonment of the Merger, this Agreement shall thereafter become null and void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses.

          (b) Company shall pay Parent, by wire transfer of immediately available funds, the sum (to be referred to as the "COMPANY TERMINATION FEE") of:

               (i) $30,000,000, less any amount paid pursuant to subsection (ii) below or Section 6.02(d) below; if this Agreement is terminated: (A) by Parent pursuant to Section 6.01(f), or (B) by Company pursuant to Section 6.01(h) and, within one year of the termination date, Company consummates a transaction or series of transactions with the Person submitting such Superior Proposal (or any Affiliate of such Person) whereby more than 50% of the Company Stock or a majority of the assets of Company are transferred to such party (or any Affiliate of such party); or (C) if, within one year following termination of this Agreement by Company pursuant to Section 6.01(c) or Section 6.01(d), or by Parent pursuant to Section 6.01(i), any Person shall successfully acquire more than 50% of the Company Stock, or Company shall enter into a written agreement with any Person (other than Parent) that has made or in the future makes an Acquisition Proposal and consummates a transaction or series of transactions with such Person (or any Affiliate of such Person) whereby more than 50% of the Company Stock or a majority of the assets of Company are transferred to such party (or any Affiliate of such party);

               (ii) $1,000,000 if either party shall terminate this Agreement pursuant to Section 6.01(d);

     Company shall pay the Company Termination Fee on the business day immediately following the event causing such Company Termination Fee to be payable. If Company fails to pay all amounts due to Parent on the dates specified, then Company shall pay all costs and expenses (including legal fees and expenses) incurred by Parent in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Parent.

          (c) Parent shall pay Company, by wire transfer of immediately available funds, the sum (such sum to be referred to as the "PARENT TERMINATION FEE") of:

               (i) $30,000,000 if Company shall terminate this Agreement pursuant to Section 6.01(g), less any amount paid pursuant to subsection (ii) below or Section 6.02(d) below;

               (ii) $1,000,000 if either party shall terminate this Agreement pursuant to Section 6.01(e).

     Parent shall pay such Parent Termination Fee on the business day immediately following the event causing such Parent Termination Fee to be payable. If Parent fails to pay all amounts due to Company on the dates specified, then Parent shall pay all costs and expenses (including legal fees and expenses) incurred by Company in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Company.

          (d) In the event of the termination of this Agreement by either Parent or Company as provided in Section 6.01(i), the aggrieved party may exercise any and all rights or remedies available at law or in equity for Parent Losses or Company Losses, as applicable, and damages (including, without limitation, expenses incurred in connection with this Agreement and the transactions contemplated hereby).

     SECTION 6.03 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of Company and Parent, but, after any such approval, no amendment shall be made which would under the TBCA require the approval of the shareholders of Company or Parent, respectively, without such further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 6.04 Extension; Waiver. At any time prior to the Effective Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.01 Termination of Representations and Warranties. The representations and warranties of each party will terminate at the Effective Time.

     SECTION 7.02 Expenses. Subject to Section 6.02(d), each party will pay its own expenses relating to this Agreement and the transactions contemplated hereby.

     SECTION 7.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person, sent by registered or certified mail (return receipt requested), or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Buyer:
               Avnet, Inc.
               2211 South 47th Street
               Phoenix, Arizona 85034
               Attention: David R. Birk, Esq.
               Telecopy: 480-643-7929
               with a copy to:

               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York 10005
               Attention: James E. Abbott, Esq.
               Telecopy: 212-732-3232

          (b)  if to Company:

               Kent Electronics Corporation
               7433 Harwin Drive
               Houston, Texas 77036
               Attention: Larry D. Olson
               Telecopy: 713-978-5800

               with a copy to:

               Locke Liddell & Sapp LLP
               3400 Chase Tower
               600 Travis
               Houston, Texas 77002-3095
               Attention: Gene G. Lewis, Esq.
               Telecopy: 713-223-3717

     SECTION 7.04 Further Assurances. Parent, Buyer and Company each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to expeditiously consummate or implement the transactions contemplated by this Agreement.

     SECTION 7.05 Specific Performance.

          (a) If (i) all of the conditions to Closing set forth in Section 5.01 and Section 5.02 shall have been satisfied (or if permitted, waived in writing) and (ii) Parent or Buyer shall have breached or violated its obligations under
Article I of this Agreement (a "PARENT ARTICLE I BREACH"), the parties hereto acknowledge and agree that money damages or other remedy at law would not be sufficient or adequate remedy for any Parent Article I Breach and that in addition to all other remedies available to Company, Company shall be entitled to the fullest extent permitted by law to an injunction restraining such Parent
Article I Breach and to any other legal or equitable relief, including, without limitation, specific performance, without bond or other security being required.

          (b) If (i) all of the conditions to Closing set forth in Section 5.01 and Section 5.03 shall have been satisfied (or if permitted, waived in writing) and (ii) Company shall have breached or violated its obligations under Article I of this Agreement (a "COMPANY ARTICLE I BREACH"), the parties hereto acknowledge and agree that money damages or other remedy at law would not be sufficient or adequate remedy for any Company Article I Breach and that in addition to all other remedies available to Parent and Buyer, Parent and Buyer shall be entitled to the fullest extent permitted by law to an injunction restraining such Company
Article I Breach and to any other legal or equitable relief, including, without limitation, specific performance, without bond or other security being required.

     SECTION 7.06 Assignability. Neither this Agreement nor any rights or obligations under it are assignable.

     SECTION 7.07 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflict of law principles.

     SECTION 7.08 Interpretation. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 7.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.10 Integration. This Agreement and the Schedules hereto constitute the entire agreement and supersede all prior agreements and understandings (excluding the Confidentiality Agreement which shall remain in full force and effect without any amendment or modification thereto), both written and oral, among the parties with respect to the subject matter hereof.

     SECTION 7.11 Survival. The provisions of Section 6.02, and Articles VII and VIII hereof shall survive termination of this Agreement.

                                  ARTICLE VIII
                                   DEFINITIONS

     SECTION 8.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article VIII have the meaning assigned to them in this
Article VIII and include the plural as well as the singular; (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP; (c) all references in this Agreement to designated "ARTICLES," "SECTIONS" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement; (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and (e) the words

"HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as whole and not to any particular Article, Section nor other subdivision.

     As used in this Agreement and the Schedules delivered pursuant to this Agreement, the following definitions shall apply.

     "ACQUISITION PROPOSAL" means any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Company or any of its Subsidiaries or of over 15% of any class or series of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class or series of equity securities of Company or any of its Subsidiaries, any merger, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "ARTICLES OF MERGER" has the meaning set forth in Section 1.03.

     "BUYER" has the meaning set forth in the first paragraph hereof.

     "CANCELED SHARES" has the meaning set forth in Section 1.08(b).

     "CLOSING" has the meaning set forth in Section 1.02.

     "CLOSING DATE" has the meaning set forth in Section 1.02.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "COMPANY" has the meaning set forth in the first paragraph hereof.

     "COMPANY AFFILIATES" has the meaning set forth in Section 1.11.

     "COMPANY BENEFIT PLANS" has the meaning set forth in Section 2.11(a).

     "COMPANY'S BUSINESS" means the business of Company and its Subsidiaries, taken as a whole.

     "COMPANY COMMON STOCK" has the meaning set forth in the second Recital hereto.

     "COMPANY ERISA AFFILIATE" has the meaning set forth in Section 2.11(a).

     "COMPANY ERISA PLANS" has the meaning set forth in Section 2.11(a).

     "COMPANY LOSSES" has the meaning set forth in Section 2.04.

     "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the business, financial condition, results of operations, or properties of Company and its Subsidiaries, taken as a whole, provided, however, that none of the following shall be deemed (either individually or in the aggregate) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect:

          (a) any matter disclosed in the Disclosure Schedule to this Agreement with sufficient specificity to indicate the nature, size and scope of such change or effect;

          (b) any failure by Company to meet internal projections or forecasts or published revenue or earnings predictions; or

          (c) any adverse change or effect (including any litigation, loss of employees, cancellation of or delay in customer orders, reduction in revenues or income or disruption of business relationships) arising from or attributable to
(i) the announcement or pendency of the transactions contemplated by this Agreement, to the extent such adverse change or effect is proven to be attributable primarily to such announcement or the pendency of such transactions, (ii) conditions generally affecting the industry sectors in which Company or any of its Subsidiaries participates, the U.S. economy as a whole or any foreign economy in any location where Company or any of its Subsidiaries has material operations or sales, (iii) legal, accounting or investment banking fees or expenses incurred in connection with the transactions contemplated by this Agreement, as set forth in Section 2.22 of the Disclosure Schedule, (iv) compliance with the terms of, or the taking of any action required by, this Agreement, (v) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement, to the extent disclosed specifically in the Disclosure Schedules hereto, (vi) the taking of any action approved or consented to in writing by Parent or Buyer, (vii) any change in accounting requirements or principles or any change in applicable Laws or the interpretations thereof, or (viii) any required repurchase of Company's Convertible Notes.

     "COMPANY SEC FILINGS" has the meaning set forth in Section 2.06(d).

     "COMPANY SHAREHOLDERS' APPROVAL" has the meaning set forth in Section 2.03.

     "COMPANY SHAREHOLDERS MEETING" has the meaning set forth in Section
4.04(a).

     "COMPANY SHARES" has the meaning set forth in Section 1.08.

     "COMPANY TERMINATION FEE" has the meaning set forth in Section 6.02(b).

     "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated as of March 1, 2001 by and between Company and Parent.

     "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

     "CONVERSION RATIO" has the meaning set forth in Section 1.08(a).

     "EFFECTIVE DATE" has the meaning set forth in Section 1.03.

     "EFFECTIVE TIME" has the meaning set forth in Section 1.03.

     "ENVIRONMENTAL LAWS" means, local, state and federal statutes, orders, rules, ordinances, regulations, codes and other requirements of any Governmental Entity and all applicable judicial or administrative interpretations thereof relating to pollution or protection of human health or the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances (as hereinafter defined) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, generation, discharge or handling of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" has the meaning set forth in Section 1.09(a).

     "GAAP" means United States generally accepted accounting principles.

     "GOVERNMENTAL ENTITY" means any governmental agency, district, bureau, board, commission, court, department, official political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "HAZARDOUS SUBSTANCES" means substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws, including, without limitation, CERCLA and RCRA, as "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "HAZARDOUS WASTES" or "TOXIC SUBSTANCES," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as, without limitation, ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP TOXICITY," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy, and lead, asbestos or polychlorinated biphenyls.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTIES" has the meaning set forth in Section 4.11(a).

     "INDEMNIFYING PARTY" has the meaning set forth in Section 4.04(c).

     "INDUCEMENT AGREEMENT" has the meaning set forth in the recitals.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" OR "KNOWLEDGE" OR "KNOWN" - Parent and Company shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if either the Chief Executive Officer, the Chief Financial Officer or, in the case of Company, Messrs. Abramson, Hightower or Zerbe, or, in the case of Parent, Messrs. Birk, Church or DeLuca has actual knowledge of such fact or other matter after due inquiry, or would have had such knowledge if he or she had made due inquiry.

     "LAWS" means any constitutional provision, statute, ordinance, or other law, code, common law, rule, regulation or interpretation of any Governmental Entity and any decree, injunction, judgment, award, order, ruling, assessment or writ.

     "MATERIAL CONTRACT" has the meaning set forth in Section 2.09.

     "MERGER" has the meaning set forth in Section 1.01.

     "MERGER CONSIDERATION" means the Parent Stock into which Company Shares are converted pursuant to the Merger, and cash payable in lieu of fractional shares of Parent Stock, if any, pursuant to Section 1.09(e).

     "NYSE" means the New York Stock Exchange.

     "OPTION PLANS" has the meaning set forth in Section 2.02.

     "OPTIONS" has the meaning set forth in Section 2.02.

     "PARENT BENEFIT PLANS" means collectively, all employee benefit plans, programs and commitments that Parent makes generally available to its employees and their beneficiaries, providing benefits in the nature of pension, retirement, severance, stock purchase, health, medical, life, disability, sick leave, vacation, or other welfare or fringe benefits, including, without limitation, all employee benefit plans (as defined in Section 3(3) of ERISA) and fringe benefit plans (as defined in Code Section 6039D).

     "PARENT'S BUSINESS" means the business of Parent and its Subsidiaries, taken as a whole.

     "PARENT LOSSES" has the meaning set forth in Section 3.04.

     "PARENT MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed (either individually or in the aggregate) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect:

          (a) any matter disclosed in the Disclosure Schedule to this Agreement with sufficient specificity to indicate the nature, size and scope of such change or effect;

          (b) any failure by Parent to meet internal projections or forecasts or published revenue or earnings predictions; or

          (c) any adverse change or effect (including any litigation, loss of employees, cancellation of or delay in customer orders, reduction in revenues or income or disruption of business relationships) arising from or attributable to
(i) the announcement or pendency of the transactions contemplated by this Agreement, to the extent such adverse change or effect is proven to be attributable primarily to such announcement or the pendency of such transactions, (ii) conditions generally affecting the industry sectors in which Parent or any of its Subsidiaries participates, the U.S. economy as a whole or any foreign economy in any location where Parent or any of its Subsidiaries has material operations or sales (iii) legal, accounting, or investment banking fees or expenses incurred in connection with the transactions contemplated by this Agreement, (iv) compliance with the terms of, or the taking of any action required by, this Agreement, (v) any change in accounting requirements or principles or any change in applicable Laws or the interpretations thereof, (vi) the taking of any action approved or consented to in writing by Company.

     "PARENT SEC FILINGS" has the meaning set forth in Section 3.07(c).

     "PARENT SHAREHOLDERS' APPROVAL" has the meaning set forth in Section 3.03.

     "PARENT SHAREHOLDERS MEETING" has the meaning set forth in Section 4.04.

     "PARENT STOCK" has the meaning set forth in Section 1.08(a).

     "PARENT TERMINATION FEE" has the meaning set forth in Section 6.02(c).

     "PERSON" means any individual, partnership, joint venture, corporation, bank, trust, unincorporated organization, Governmental Entity or other entity.

     "PROXY STATEMENT/PROSPECTUS" has the meaning set forth in Section 4.04(b).

     "QUALIFIED PLAN" has the meaning set forth in Section 2.11(b).

     "REGISTRATION STATEMENT" has the meaning set forth in Section 4.04(b).

     "REPRESENTATIVES" means a Person's or any of its Subsidiaries' officers, directors, employees, consultants, investment bankers, accountants, attorneys and other advisors, representatives and agents.

     "RIGHTS AGREEMENT" has the meaning set forth in Section 2.02(a).

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "SUPERIOR PROPOSAL" has the meaning set forth in Section 4.13.

     "SURVIVING CORPORATION" has the meaning set forth in Section 1.01.

     "TAX" or "TAXES" means any foreign, federal, state, county or local income, sales, use, excise, franchise, ad valorem, real and personal property, transfer, gross receipt, stamp, premium, profits, customs, duties, windfall profits, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding taxes, fees, assessments or charges of any kind whatever imposed by any Governmental Entity, and interest and penalties (civil or criminal), additions to tax, payments in lieu of taxes or additional amounts related thereto or to the nonpayment thereof.

     "TAX RETURN" means a declaration, statement, report, return, claim for refund, or other document or information required to be filed or supplied with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Company or any of its Subsidiaries, and including any schedule or attachment thereto, and any amendment thereof.

     "TERMINATION FEE" shall mean either a Parent Termination Fee or a Company Termination Fee.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                    AVNET, INC.

                                    By:  /s/ Raymond Sadowski
                                       -----------------------------------------
                                    Name:  Raymond Sadowski
                                    Title: Chief Financial Officer and

                                              Senior Vice President

                                    ALPHA ACQUISITION CORP.

                                    By:  /s/ Raymond Sadowski
                                       -----------------------------------------
                                    Name:  Raymond Sadowski
                                    Title: President

                                    KENT ELECTRONICS CORPORATION

                                    By:  /s/ Larry D. Olson
                                       -----------------------------------------
                                    Name:  Larry D. Olson
                                    Title: President and Chief Executive Officer